CONTRIBUTION AGREEMENT

by and between

PBF ENERGY COMPANY LLC

and

PBF LOGISTICS LP,

dated as of

February 15, 2017

TABLE OF CONTENTS
		Page

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1	Definitions	3
Section 1.2	Rules of Construction	11

ARTICLE II
CONTRIBUTION; CLOSING

Section 2.1	Contribution of Subject Interests	12
Section 2.2	Consideration	12
Section 2.3	The Closing	12

ARTICLE III
REPRESENTATIONS AND WARRANTIES
RELATING TO PBF ENERGY

Section 3.1	Organization	13
Section 3.2	Authorization; Enforceability	13
Section 3.3	No Conflict	14
Section 3.4	Litigation	14
Section 3.5	Brokers’ Fees	15

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY
AND THE ASSETS

Section 4.1	Organization of the Company	15
Section 4.2	Capitalization	15
Section 4.3	No Conflict	15
Section 4.4	Assets	16
Section 4.5	Subsidiaries	16
Section 4.6	Absence of Certain Changes	16
Section 4.7	Contracts	16
Section 4.8	Company Guarantees	16
Section 4.9	Intellectual Property	16
Section 4.10	Litigation	16
Section 4.11	Taxes	17
Section 4.12	Environmental Matters	17
Section 4.13	Legal Compliance; Permits	17
Section 4.14	Insurance	18
Section 4.15	Employees	18

i

ii

iii

Exhibits

Exhibit A	-	Form of Fifth Amended and Restated Operation and
Management Services and Secondment Agreement
Exhibit B	-	Form of Precedent Agreement
Exhibit C	-	Form of Expansion Rights and Right of First Refusal Agreement
Exhibit D		Form of Great Lakes Litigation Assignment
Exhibit E		Form of Promissory Note

iv

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT, dated as of February 15, 2017 (this “Agreement”), is entered into by and between PBF Energy Company LLC, a Delaware limited liability company (“PBF Energy”), and PBF Logistics LP, a Delaware limited partnership (the “Partnership”).
RECITALS
WHEREAS, PBF Energy intends to contribute to PBFX Operating Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (“PBFX Operating”), and the Partnership on behalf of PBFX Operating would then accept from PBF Energy, 100% of the issued and outstanding membership interests (the “Subject Interests”) in Paulsboro Natural Gas Pipeline Company LLC, a Delaware limited liability company (the “Company”), in exchange for the consideration set forth herein to PBF Energy;
WHEREAS, the Company owns and operates an existing interstate natural gas pipeline that originates in Delaware County, Pennsylvania, at an interconnection with Texas Eastern pipeline that runs under the Delaware River and terminates at the delivery point to a refinery in Paulsboro, Gloucester County, New Jersey, and is subject to regulation by FERC (as defined below) and is in the process of constructing a new 24” pipeline (the “New Pipeline”) to replace the existing pipeline;
WHEREAS, the parties to that certain Fourth Amended and Restated Operation and Management Services and Secondment Agreement, dated August 31, 2016 (the “Existing Operation and Management Services Agreement”) desire to amend and restate the Existing Operation and Management Services Agreement in the form attached as Exhibit A hereto (the “Amended and Restated Operation and Management Services Agreement”) effective as of Closing;
WHEREAS, the Parties intend for Paulsboro Refining Company LLC, a Delaware limited liability company (“Paulsboro Refining”), PBF Holding Company LLC, a Delaware limited liability company (“PBF Holding”), and the Company to enter into a Precedent Agreement in the form attached as Exhibit B hereto (“Precedent Agreement”), pursuant to which Paulsboro Refining and the Company will enter into a firm transportation agreement for transportation on the New Pipeline with PBF Holding guaranteeing Paulsboro Refining’s obligations thereunder;
WHEREAS, the Parties intend for PBF Energy, the Partnership and PBF Logistics GP LLC, a Delaware limited partnership and the general partner of the Partnership (“General Partner”) to enter into an Expansion Rights and Right of First Refusal Agreement in the form attached as Exhibit C hereto (the “ROFR Agreement”);
WHEREAS, the Conflicts Committee (as defined below) has (i) found this Agreement, the other Transaction Documents (defined below) and the transactions contemplated hereby and thereby to be in the best interests of the Partnership and (ii) approved this Agreement, the other Transactions Documents and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below) agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1 Definitions. As used herein, the following capitalized terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding anything in this definition to the contrary, for the purposes of this Agreement, none of the Partnership and its Subsidiaries, on the one hand, and PBF Parent and its other Subsidiaries (including PBF Energy), on the other hand, shall be considered to be Affiliates with respect to each other.
“Agreement” has the meaning provided such term in the preamble to this Agreement.
“Amended and Restated Operation and Management Services Agreement” has the meaning provided such term in the recitals to this Agreement.
“Assets” means, collectively, the assets of the Company other than the expansion rights that are subject to the ROFR Agreement and all rights, title and interest in and to the Great Lakes Litigation.
“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the States of New York, New Jersey or Delaware or a federal holiday in the United States.
“Casualty Loss” means, with respect to all or any portion of the Assets, any destruction by fire, storm or other casualty, or any condemnation or taking or threatened condemnation or taking, of all or any portion of the Assets.
“Claim Notice” has the meaning provided such term in Section 9.3(a).
“Closing” has the meaning provided such term in Section 2.3(a).
“Closing Date” has the meaning provided such term in Section 2.3(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning provided such term in the recitals to this Agreement.

“Company Guarantees” means all guaranties, letters of credit, bonds, sureties, cash collateral accounts, and other credit support or assurances provided by PBF Parent or any of its Affiliates (other than the Company) in support of any obligations of the Company or the Assets.
“Conflicts Committee” has the meaning provided such term in the Partnership Agreement.
“Contract” means any legally binding agreement, commitment, lease, license or contract.
“Contribution” has the meaning provided such term in Section 2.1.
“Cross Receipt” means a cross receipt acknowledging the receipt of the items in Section 2.3(b)(i), (iii) and (vi) by the Partnership and the items in Section 2.3(c)(i), (ii) and (iv) by PBF Energy.
“Disclosure Schedules” means the schedules attached hereto.
“Dollars” and “$” mean the lawful currency of the United States.
“Effective Time” has the meaning provided such term in Section 2.3(a).
“Environmental Law” means all Laws relating to (i) pollution or protection of human health, the environment or natural resources; (ii) any Release or threatened Release of, or exposure to, Hazardous Substances; (iii) greenhouse gas emissions; (iv) pipeline safety; or (v) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, handling or Release of any Hazardous Substances. Without limiting the foregoing, “Environmental Laws” include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Endangered Species Act, § 16 U.S.C. 1531 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Pipeline Inspection, Protection, Enforcement and Safety Act of 2006 and the Pipeline Safety, Regulatory Certainty and Job Creation Act of 2011, 49 U.S.C. § 60101 et seq. and other environmental conservation and protection Laws, each as amended through the Closing Date.
“Environmental Losses” means any Losses suffered or incurred by reason of or arising out of (i) any violation or correction of violation of Environmental Laws; or (ii) any event, circumstance, action, omission, condition or environmental matter (including, without limitation, the exposure to, presence of, Release or threatened Release of Hazardous Substances) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, response, abatement, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws or to satisfy any applicable voluntary cleanup program, (B) the performance of a supplemental environmental project authorized or consented to by a Governmental Authority in partial or whole mitigation of a fine or penalty, (C) the cost or expense of the preparation and implementation of any investigatory closure, remedial or corrective action or other plans required or necessary under Environmental Laws or to satisfy any applicable voluntary cleanup program and (D) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exhibits” means the exhibits attached hereto.
“Existing Operation and Management Services Agreement” has the meaning provided such term in the recitals to this Agreement.
“FERC” means the Federal Energy Regulatory Commission and any successor agency.
“Fundamental Representations” means the representations and warranties contained in Section 3.1 (Organization), Section 3.2 (Authorization; Enforceability), Section 3.5 (Brokers’ Fees), Section 4.1 (Organization of the Company), Section 4.2 (Capitalization), Section 5.1 (Organization of the Partnership), Section 5.2 (Authorization; Enforceability) and Section 5.5 (Brokers’ Fees).
“GAAP” means generally accepted accounting principles of the United States, consistently applied.
“General Partner” has the meaning provided such term in the recitals to this Agreement.
“Great Lakes Litigation” means that certain litigation styled Paulsboro Natural Gas Pipeline Company LLC and Paulsboro Refining Company LLC v. Great Lakes Dredge & Dock, U.S. Army Corps of Engineers; Gahagan & Bryant Associates filed in the Federal Court in Gloucester County, New Jersey on November 19, 2015, and any other litigation that arises out of the same set of facts and circumstances that gave rise to such proceeding.
“Great Lakes Litigation Assignment” has the meaning provided such term in Section 2.1.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
“Hazardous Substance” means (i) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated by, or as to which liability may attach under any Environmental Law, including, without limitation, any hazardous substance as such term is defined under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended through the Closing Date, (ii) radioactive materials, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde insulation, toxic mold or radon and (iii) oil as defined in the Oil Pollution Act of 1990, as amended through the Closing Date, including oil, gasoline, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, other refined petroleum hydrocarbon and petroleum products.

“Indebtedness for Borrowed Money” means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money (including intercompany obligations), including all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade payables incurred in the ordinary course of business, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all capitalized lease obligations of such Person, and (f) all indebtedness of any other Person of the type referred to in clauses (a) to (e) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such indebtedness has been assumed by such Person.
“Indemnified Party” has the meaning provided such term in Section 9.3(a).
“Indemnifying Party” has the meaning provided such term in Section 9.3(a).
“Intellectual Property” means intellectual property rights, statutory or common law, worldwide, including (a) trademarks, service marks, trade dress, slogans, logos and all goodwill associated therewith, and any applications or registrations for any of the foregoing, (b) copyrights and any applications or registrations for any of the foregoing, and (c) patents, all confidential know-how, trade secrets and similar proprietary rights in confidential inventions, discoveries, improvements, processes, techniques, devices, methods, patterns, formulae and specifications.
“Knowledge” means (a) as to the Partnership, the actual knowledge of those Persons listed on Schedule 1.1(i); and (b) as to PBF Energy, the actual knowledge of those Persons listed on Schedule 1.1(ii).
“Law” means any applicable statute, law (including common law), rule, regulation, ordinance, order, judgment, code, injunction, decree or other legally enforceable requirements of a Governmental Authority.
“Leased Real Property” has the meaning provided such term in Section 4.16(a).
“Lien” means, with respect to any property or asset, any mortgage, pledge, charge, security interest or other encumbrance of any kind in respect of such property or asset.
“Losses” means all actual liabilities, losses, damages, fines, penalties, judgments, settlements, awards, costs and expenses (including those required to comply with any injunctive relief and reasonable fees and expenses of counsel); provided, however, that (a) Losses shall not include any special, punitive, exemplary, incidental, consequential or indirect damages nor shall Losses include lost profits, lost opportunities or other speculative damages, except to the extent a Party is required to pay such damages to a third party in connection with a matter for which such Party is entitled to indemnification under Article IX, and (b) the amount of any Loss shall be reduced by (i) any insurance proceeds actually recovered with respect to such Loss, (ii) any Tax Benefits with respect to such Loss and (iii) indemnification or reimbursement payments actually recovered from third parties with respect to such Loss.

“Material Adverse Effect” means, with respect to PBF Energy, any circumstance, change or effect that (a) is or would reasonably be expected to be materially adverse to the business, operations or financial condition of the Company, or (b) materially impedes or would reasonably be expected to impede the ability of PBF Energy to complete the transactions contemplated herein, but shall exclude any circumstance, change or effect resulting or arising from:
(i)any change in general economic conditions in the industries or markets in which the Company operates;
(ii)seasonal reductions in revenues or earnings of the Company substantially consistent with the historical results;
(iii)national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;
(iv)changes in Law or GAAP;
(v)the entry into or announcement of this Agreement, actions contemplated by this Agreement or the consummation of the transactions contemplated hereby.
Notwithstanding the foregoing, clauses (i), (iii) and (iv) shall not apply to the extent such circumstance, change or effect has a materially disproportionate effect on the Company as compared to other entities in the industry or markets in which the Company operates.
“Material Casualty Loss” has the meaning provided such term in Section 6.8.
“Material Contracts” means each of the following types of Contracts:
(i)any Contract for the receipt, transportation and delivery of natural gas and any services ancillary thereto;
(ii)any Contract for Indebtedness for Borrowed Money, except for any that will be cancelled prior to Closing;
(iii)any Contract involving a remaining commitment to pay capital expenditures in excess of $500,000;
(iv)any Contract (or group of related Contracts with the same Person) for the lease of real or personal property to or from any Person providing for lease payments in excess of $500,000 per year;
(v)any Contract between PBF Energy or any of its Affiliates, on the one hand, and the Company, on the other hand, that will survive the Closing;
(vi)any Contract that limits the ability of the Company or the Assets to compete in any line of business or with any Person or in any geographic area during any period of time after the Closing;

(vii)any partnership or joint venture agreement;
(viii)any Contract granting to any Person a right of first refusal, first offer or right to purchase any of the Assets which right survives the Closing;
(ix)any Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect; and
(x)any other Contract (or group of related Contracts with the same Person) not enumerated in clauses (i) through (ix) above, the performance of which by any party thereto involves consideration in excess of $500,000 per year.
“New Pipeline” has the meaning provided such term in the recitals to this Agreement.
“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, bylaws, partnership agreement, limited liability company agreement or similar formation or governing documents and instruments.
“Owned Real Property” has the meaning provided such term in Section 4.16(a).
“Parties” means PBF Energy and the Partnership.
“Partnership” has the meaning provided such term in the preamble to this Agreement.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 15, 2014.
“Partnership Approvals” has the meaning provided such term in Section 5.3.
“Partnership Indemnified Parties” has the meaning provided such term in Section 9.2(a).
“Partnership Transaction Document Parties” means the Partnership (including the General Partner when acting in its capacity as the general partner of the Partnership), and, with respect to the Precedent Agreement, the Company.
“Paulsboro Refining” has the meaning provided such term in the recitals to this Agreement.
“PBF Approvals” has the meaning provided such term in Section 3.3.
“PBF Energy” has the meaning provided such term in the preamble to this Agreement.
“PBF Holding” has the meaning provided such term in the recitals to this Agreement.
“PBF Indemnified Parties” has the meaning provided such term in Section 9.2(b).
“PBF Parent” means PBF Energy Inc., a Delaware corporation.

“PBF Transaction Document Parties” means PBF Energy, Paulsboro Refining, PBF Holding and the General Partner (except when acting in its capacity as the general partner of the Partnership).
“PBFX Operating” has the meaning provided such term in the recitals to this Agreement.
“Permits” means authorizations, licenses, permits or certificates issued by Governmental Authorities.
“Permitted Liens” means (a) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s, and other similar Liens) arising in the ordinary course of business securing payments not yet delinquent or being contested in good faith by appropriate proceedings, (c) the rights of lessors and lessees under leases, and the rights of third parties under any agreement, in each case executed in the ordinary course of business and that do not materially and adversely affect the ability of the Company to conduct business as currently conducted, (d) the rights of licensors and licensees under licenses executed in the ordinary course of business and that do not materially and adversely affect the ability of the Company to conduct business as currently conducted, (e) restrictive covenants, easements and defects, imperfections or irregularities of title or Liens, if any, of a nature that do not materially and adversely affect the assets or properties subject thereto, (f) preferential purchase rights and other similar arrangements with respect to which consents or waivers are obtained or as to which the time for asserting such rights has expired at the Closing Date without an exercise of such rights, (g) restrictions on transfer with respect to which consents or waivers are obtained for this transaction, (h) Liens granted in the ordinary course of business which do not secure the payment of Indebtedness for Borrowed Money and which do not materially and adversely affect the ability of the Company to conduct business as currently conducted, (i) Liens listed in Schedule 1.1(iii), and (j) Liens created by the Partnership or its successors and assigns.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Post-Closing Period” has the meaning provided such term in Section 7.3.
“Precedent Agreement” has the meaning provided such term in the recitals to this Agreement.
“Pre-Closing Period” has the meaning provided such term in Section 7.3.
“Project” means the construction of the New Pipeline and abandonment of the Company’s existing 8” pipeline.
“Promissory Note” has the meaning provided such term in Section 2.2.
“Reasonable Efforts” means efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Release” or “Releasing” means depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaking, dumping or disposing into the environment, including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substance.
“Representatives” means, as to any Person, its officers, directors, employees, counsel, accountants, financial advisers and consultants.
“ROFR Agreement” has the meaning provided such term in the recitals to this Agreement.
“Straddle Period” has the meaning provided such term in Section 6.7(a).
“Subject Interests” has the meaning provided such term in the recitals to this Agreement.
“Subsidiary” means, with respect to any Person, any other Person of which (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests, in each case, is beneficially owned, directly or indirectly, by such Person or (b) the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body is held by such Person.
“Tax” means all taxes, assessments, duties, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, backup withholding and other taxes, assessments, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority, penalties and interest.
“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.
“Tax Benefit” means, with respect to a Loss, an amount by which the Tax liability of a Person (or group of Persons filing a Tax Return that includes such Person) is reduced as a result of such Loss or the amount of any Tax refund or Tax credit that is generated (including, by deduction, loss, credit or otherwise) as a result of such Loss, and any related interest received from any relevant Tax Authority; provided, however, in each case, only the reasonable present value of any Tax Benefit shall be considered with respect to a Loss.
“Tax Return” means any report, return, election, document, estimated Tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.
“Tax Straddle Period” has the meaning provided such term in Section 7.3.

“Third Party Claim” has the meaning provided such term in Section 9.3(a).
“Transaction Documents” means this Agreement, the Amended and Restated Operation and Management Services Agreement, the Precedent Agreement, the ROFR Agreement, the Great Lakes Litigation Assignment and any other documents of conveyance or other related documents contemplated to be entered into in connection with the Agreement and the transaction contemplated hereby with respect to which the Partnership and PBF Energy are parties.
“Transfer Taxes” has the meaning provided such term in Section 7.5.
“United States” or “U.S.” means United States of America.
Section 1.2 Rules of Construction.
(a)All article, section and schedule references used in this Agreement are to articles, sections and schedules to this Agreement unless otherwise specified. The schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.
(b)If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.
(c)The Parties acknowledge that each Party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.
(d)The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
(e)All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars.
(f)All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(g)Any event hereunder requiring the payment of cash or cash equivalents on a day that is not a Business Day shall be deferred until the next Business Day.
(h)Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

(i)References to any Law are references to such Law as it may be amended from time to time, and references to particular provisions of a Law include a reference to the corresponding provisions of any succeeding Law.
ARTICLE II
CONTRIBUTION; CLOSING
Section 2.1 Contribution of Subject Interests. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, PBF Energy shall (a) contribute to PBFX Operating, and PBFX Operating shall accept from PBF Energy, the Subject Interests, free and clear of any Liens, other than transfer restrictions (i) imposed thereon by securities Laws, (ii) arising under the Organizational Documents of the Company or (iii) resulting from actions of the Partnership or any of its Subsidiaries (the “Contribution”) and (b) execute (i) the ROFR Agreement and (ii) the Assignment of the Great Lakes Litigation in the form attached as Exhibit D hereto (the “Great Lakes Litigation Assignment”).
Section 2.2 Consideration. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, in exchange for the Subject Interests and the execution of the ROFR Agreement and the Great Lakes Litigation Assignment described in Section 2.1, the Partnership shall deliver to PBF Energy a promissory note in the form attached as Exhibit E hereto in an amount reflecting the actual expenditures made by PBF Energy in respect of the Project through the Closing date (the “Promissory Note”).
Section 2.3 The Closing.
(a)The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of PBF Energy, (i) within two Business Days following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VIII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) or (ii) at such other place or on such other date as the parties mutually may agree in writing. The parties have agreed that the Closing shall occur February 28, 2017. The day on which the Closing takes place is referred to as the “Closing Date”; provided, however, the Closing shall be deemed to have been consummated at 11:59:59 p.m. (Eastern time) on the Closing Date (the “Effective Time”).
(b)At the Closing, PBF Energy will deliver (or cause to be delivered) the following documents and deliverables to the Partnership:
(i)an assignment or assignments effecting the transfer to the Partnership of ownership of all of the Subject Interests together with certificates, if any, representing the Subject Interests and such other documentation as is reasonably required to transfer the Subject Interests to the Partnership;
(ii)the duly executed Great Lakes Litigation Assignment;
(iii)duly executed counterparts of the Amended and Restated Operation and Management Services Agreement, the Precedent Agreement and the ROFR Agreement, in each case, executed by each party thereto, other than the Partnership or its applicable Subsidiaries;

(iv)a certification in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2) to the effect that PBF Energy is not a foreign person;
(v)the Cross Receipt duly executed by PBF Energy; and
(vi)such other certificates, instruments of conveyance and documents as may be reasonably requested by the Partnership and agreed to by PBF Energy prior to the Closing Date to carry out the intent and purposes of this Agreement.
(c)At the Closing, the Partnership will deliver (or cause to be delivered) the following documents and deliverables to PBF Energy or take the following actions:
(i)the Promissory Note;
(ii)duly executed counterparts of the Amended and Restated Operation and Management Services Agreement, the Precedent Agreement and the ROFR Agreement, in each case, executed by the Partnership or its applicable Affiliates;
(iii)the Cross Receipt duly executed by the Partnership; and
(iv)such other certificates, instruments of conveyance and documents as may be reasonably requested by PBF Energy and agreed to by the Partnership prior to the Closing Date to carry out the intent and purposes of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
RELATING TO PBF ENERGY
Except as disclosed in the Disclosure Schedules, PBF Energy hereby represents and warrants to the Partnership as follows:
Section 3.1 Organization. PBF Energy is, and each of the other PBF Transaction Document Parties is, a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.
Section 3.2 Authorization; Enforceability.
(a)PBF Energy has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite limited liability company action on the part of PBF Energy, and no other limited liability company] proceedings on the part of PBF Energy are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by PBF Energy, and this Agreement constitutes a valid and binding obligation of PBF Energy, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)Each of the PBF Transaction Document Parties has all requisite limited liability company power and authority to execute and deliver the Transaction Documents (other than this Agreement) to which it will be a party. The execution and delivery of each of the Transaction Documents (other than this Agreement) by each PBF Transaction Document Party party thereto and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by all requisite limited liability company action on the part of such PBF Transaction Document Party.
Section 3.3 No Conflict. The execution and delivery of this Agreement by PBF Energy and of the other Transaction Documents by each of the PBF Transaction Document Parties party thereto and the consummation of the transactions contemplated hereby and thereby (assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 3.3 (collectively, the “PBF Approvals”) have been made, given or obtained) do not and shall not:
(a)violate in any material respect any Law applicable to PBF Energy or any of the other PBF Transaction Document Parties;
(b)require any of them to make any filing with, obtain the consent, approval or authorization of, or provide notice to, any Person;
(c)violate the Organizational Documents of PBF Energy or any of the other PBF Transaction Document Parties; or
(d)(i) breach or result in the termination of any material Contract to which PBF Energy or any of the other PBF Transaction Document Parties is a party, (ii) result in the creation of any Lien upon the Subject Interests or (iii) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing;
except in the case of clauses (a), (b) or (d), as would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.4 Litigation. There are no legal actions before any Governmental Authority or lawsuits pending or, to the Knowledge of PBF Energy, threatened that would adversely affect the ability of PBF Energy to perform its obligations under this Agreement or the ability of each of the PBF Transaction Document Parties to perform its obligations under each of the other Transaction Documents to which it is a party, and there are no orders or unsatisfied judgments from any Governmental Authority binding upon PBF Energy or any of the other PBF Transaction Document Parties that would adversely affect the ability of PBF Energy to perform its obligations under this Agreement or the ability of any of the PBF Transaction Document Parties to perform its obligations under any of the other Transaction Documents, except in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.5 Brokers’ Fees. Except as set forth on Schedule 3.5, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by PBF Energy or any of its Affiliates.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY
AND THE ASSETS
Except as disclosed in the Disclosure Schedules, PBF Energy hereby represents and warrants to the Partnership as follows:
Section 4.1 Organization of the Company. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, operate or lease its properties and assets and to conduct business as it is now being conducted. The Company is duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. PBF Energy has made available to the Partnership true copies of the Organizational Documents of the Company.
Section 4.2 Capitalization.
(j)Upon consummation of the Restructuring and at Closing, PBF Energy will have good and valid title to, hold of record and own the Subject Interests free and clear of any Liens, other than transfer restrictions (i) imposed thereon by securities Laws, (ii) arising under the Organizational Documents of the Company or (iii) resulting from the actions of the Partnership or any of its Subsidiaries.
(k)Except as set forth on Schedule 4.2(b), the Company has no outstanding equity interests. There are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for any equity interests of the Company issued or granted by the Company, and there are no agreements of any kind which may obligate the Company to issue, purchase, redeem or otherwise acquire any of its equity interests, except as may be contained in its Organizational Documents.
Section 4.3 No Conflict. The execution and delivery by PBF Energy of this Agreement and by each of the PBF Transaction Document Parties of the other Transaction Documents to which it will be a party and the consummation of the transactions contemplated hereby (including the Restructuring) and thereby (assuming all of the PBF Approvals have been made, given or obtained) do not and will not:
(a)violate, in any material respect, any Law applicable to the Company or the Assets;

(b)require the Company to make any filing with, or obtain the consent, approval or authorization of, or provide notice to, any Person;
(c)violate any Organizational Document of the Company; or
(d)(i) result in the breach or termination of any Material Contract, (ii) result in the creation of any Lien upon any Asset or (iii) constitute an event which, after notice or lapse of time or both, would result in any such breach, termination or creation of a Lien.
except, in the case of clauses (a), (b) or (d), as would not, individually or in the aggregate, have a Material Adverse Effect.
Section 4.4 Assets. The Company owns the Assets, free and clear of any Liens except for Permitted Liens.
Section 4.5 Subsidiaries. The Company does not own any equity interests in any Person.
Section 4.6 Absence of Certain Changes. Since January 1, 2016, (a) business has been conducted, in all material respects, only in the ordinary course and (b) there has been no damage, destruction or loss to the Assets that would reasonably be expected to have a Material Adverse Effect.
Section 4.7 Contracts.
(a)Except as set forth in Schedule 4.7, at Closing, the Company is not a party to, and the Assets are not otherwise subject to, any Material Contracts.
(b)Except as set forth in Schedule 4.7, each Material Contract listed thereon (i) will be in full force and effect and (ii) represents the legal, valid and binding obligation of the Company and, to the Knowledge of PBF Energy, represents the legal, valid and binding obligation of the other parties thereto, in each case enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Except as set forth in Schedule 4.7, neither the Company nor, to the Knowledge of PBF Energy, any other party thereto is in breach of any Material Contract, and none of PBF Energy or, to the Knowledge of PBF Energy, the Company has received any written notice of termination or breach of any Material Contract.
Section 4.8 Company Guarantees. Except as disclosed on Schedule 4.8, there are no Company Guarantees.
Section 4.9 Intellectual Property. The Company currently has access to, owns or has the right to use pursuant to license, sublicense, agreement or otherwise all items of Intellectual Property required in connection with the ownership of the Assets.
Section 4.10 Litigation. Except as set forth in Schedule 4.10, (a) there are no legal actions before any Governmental Authority or lawsuits pending or, to the Knowledge of PBF Energy, threatened against PBF Energy or any Affiliate relating to the Assets, other than lawsuits or actions which would not reasonably be expected to have a Material Adverse Effect, and (b)

no Assets are subject to any injunction, order or unsatisfied judgment from any Governmental Authority.
Section 4.11 Taxes. Except as set forth on Schedule 4.11, (a) all Tax Returns required to be filed by or with respect to the Assets have been filed on a timely basis (taking into account all extensions of due dates), (b) all Taxes owed by PBF Energy or any of its Affiliates with respect to the Assets, which are or have become due, have been timely paid in full, (c) there are no Liens on any of the Subject Interests or the Assets that arose in connection with any failure (or alleged failure) to pay any Tax on the Assets, other than Permitted Liens for Taxes, (d) the Company has been treated as an entity disregarded from its owner for federal income tax purposes and (e) there is no pending action, proceeding or, to the Knowledge of PBF Energy, investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to the Subject Interests or the Assets.
Section 4.12 Environmental Matters. Except as set forth on Schedule 4.12 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:
(a)the Company and the Assets are in compliance in all material respects with all Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all material Permits required under all Environmental Laws;
(b)the Company and the Assets are not the subject of any outstanding administrative or judicial order or judgment, agreement or arbitration award from any Governmental Authority under any Environmental Laws requiring remediation or the payment of a fine or penalty;
(c)the Company and the Assets are not subject to any action pending or threatened in writing, whether judicial or administrative, alleging noncompliance with or potential liability under any Environmental Law;
(d)there has been no Release of any Hazardous Substance into the Environment by the Assets, except in compliance with applicable Environmental Law; and
(e)there has been no exposure in violation of Environmental Laws of any Person or property to any Hazardous Substances in connection with the operation of the Assets.
The Partnership acknowledges that this Section 4.12 shall be deemed to be the only representation and warranty in this Agreement with respect to Environmental Laws or any other environmental matters.
Section 4.13 Legal Compliance; Permits. Except with respect to (i) matters set forth in Schedule 4.10 (Litigation) (ii) compliance with Laws concerning Taxes (as to which representations and warranties are made only pursuant to Section 4.11) and (iii) compliance with Environmental Laws (as to which representations and warranties are made only pursuant to Section 4.12), (a) to the Knowledge of PBF Energy, the Assets are in compliance in all material respects with all Laws, (b) no written notice of any violation of any Law relating to any of the Assets has been received and (c) except as set forth in Schedule 4.13, the Company currently possesses all material Permits necessary for it to own the Assets, and all such Permits are in full force and effect, except in the case of clauses (b) and (c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 4.14 Insurance. Schedule 4.14 sets forth a list of the material insurance policies with respect to which the Company or the Assets are beneficiaries. All such insurance policies are (and, at Closing, will be) in full force and effect, and all premiums due and payable under such policies have been paid. No written notice of cancellation of, or indication of an intention not to renew, any such insurance policy has been received.
Section 4.15 Employees. The Company does not (i) have any employees or (ii) maintain or contribute to, and is not subject to any liability in respect of, any employee benefit or welfare plan of any nature, including plans subject to ERISA.
Section 4.16 Title to Properties and Related Matters.
(a)The Company has (i) good and valid fee simple title to all of the real property listed on Schedule 4.16(a)(i) (the “Owned Real Property”), free and clear of any Liens, except for Permitted Liens, (ii) except as set forth in Schedule 4.7, good and valid rights in each of the leases, easements and access agreements listed on Schedule 4.16(a)(ii) (the “Leased Real Property”), free and clear of any Liens, except for Permitted Liens, and (iii) good and valid title to all of the equipment and personal property that constitutes a portion of the Assets, except in each case, for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)The Owned Real Property and the Leased Real Property constitute all of the real property interests necessary for operation of the Assets in substantially the same manner as they are currently being operated.
Section 4.17 Regulatory Matters. The Company is in compliance with all orders, rules and regulations of FERC that are applicable to the Company or the Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No approval of FERC is required in connection with execution of this Agreement by PBF Energy or the consummation by PBF Energy of the transactions contemplated hereby.
ARTICLE V
REPRESENTATIONS AND WARRANTIES RELATING TO THE PARTNERSHIP
The Partnership hereby represents and warrants to PBF Energy as follows:
Section 5.1 Organization of the Partnership. The Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.2 Authorization; Enforceability.
(a)The Partnership has all requisite partnership power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite limited partnership action on the part of the Partnership, and no other partnership proceeding on the part of the Partnership is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Partnership, and this Agreement constitutes a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(b)Each of the Partnership Transaction Document Parties has all requisite partnership or limited liability company power and authority, as the case may be, to execute and deliver the Transaction Documents (other than this Agreement) to which it will be a party. The execution and delivery of each of the Transaction Documents (other than this Agreement) by the Partnership Transaction Document Parties party thereto and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by all requisite partnership or limited liability company action, as the case may be, on the part of each of such Partnership Transaction Document Parties.
Section 5.3 No Conflict. The execution and delivery by the Partnership of this Agreement and the other Transaction Documents by each of the Partnership Transaction Document Parties party thereto and the consummation of the transactions contemplated hereby and thereby (assuming all required filings, consents, approvals authorizations and notices set forth in Schedule 5.3 (collectively, the “Partnership Approvals”) have been made, given or obtained) do not and shall not:
(a)violate in any material respect, any Law applicable to the Partnership or any of the other Partnership Transaction Document Parties;
(b) require the Partnership to make any filing with, obtain the consent, approval or authorization of, or provide notice to, any Person;
(c)violate any Organizational Document of the Partnership or any of the other Partnership Transaction Document Parties; or
(d)(i) breach any material Contract, to which the Partnership or any of the other Partnership Transaction Document Parties is a party, (ii) result in the termination of any such material Contract, (iii) result in the creation of any Lien upon any of the properties or assets of the Partnership or any of the other Partnership Transaction Document Parties or (iv) constitute an event which, after notice or lapse of time or both, would result in any such breach, termination or creation of a Lien.
except, in the case of clause (a), (b) or (d), as would not, individually or in the aggregate, (i) have a material adverse effect on the Partnership or (ii) materially impede the ability of the Partnership to complete the transactions contemplated herein and in the other Transaction Documents.

Section 5.4 Litigation. There are no legal actions before any Governmental Authority or lawsuits pending or, to the Knowledge of the Partnership, threatened that would adversely affect the ability of the Partnership to perform its obligations under this Agreement or the ability of each of the Partnership Transaction Document Parties to perform its obligations under of the other Transaction Documents to which it is a party, and there are no orders or unsatisfied judgments from any Governmental Authority binding upon the Partnership or any of the other Partnership Transaction Document Parties that would adversely affect the ability of the Partnership to perform its obligations under this Agreement or the ability of any of the Partnership Transaction Document Parties to perform its obligations under any of the other Transaction Documents to which it is a party, except, in each case, as would not, individually or in the aggregate, (i) have a material adverse effect on the Partnership or (ii) materially impede the ability of the Partnership or any of its Subsidiaries to complete the transactions contemplated herein and in the other Transaction Documents.
Section 5.5 Brokers’ Fees. Except as set forth on Schedule 5.5, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Partnership or any of its Subsidiaries.
Section 5.6 [Reserved].
Section 5.7 Investment Representation. The Partnership is purchasing the Subject Interests for its own account with the present intention of holding the Subject Interests for investment purposes and not with a view to or for sale in connection with any public distribution of the Subject Interests in violation of any federal or state securities Laws. The Partnership acknowledges that the Subject Interests have not been registered under federal and state securities Laws and that the Subject Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under federal and state securities Laws or pursuant to an exemption from registration under any federal or state securities Laws.
ARTICLE VI
COVENANTS
Section 6.1 Conduct of Business. From the date of this Agreement through the Closing, except: (1) as set forth on Schedule 6.1, (2) as set forth in the “Authority for Expenditure” approved by Paulsboro Refining for the Project, (3) as contemplated by this Agreement and the other Transaction Documents, or (4) as consented to by the Partnership in writing (which consent shall not be unreasonably withheld, conditioned or delayed):
(a)PBF Energy shall cause (i) the Company and the Assets to be operated in the ordinary course and (ii) use Reasonable Efforts to preserve intact the Assets, including current relationships with contractors, suppliers and other Persons having significant business relations with the Assets.

(b)PBF Energy shall not (and, as applicable, shall cause the Company not to):
(i)enter into or permit any joint venture, strategic alliance, noncompetition or similar arrangement that affects the Company or the Assets;
(ii)sell, assign, transfer, lease or otherwise dispose of any of the Assets;
(iii)abandon any of the Assets or liquidate, dissolve or otherwise wind up the Company;
(iv)incur any Indebtedness for Borrowed Money that, at Closing, would become a liability of the Company or otherwise affect the Assets;
(v)issue or sell any equity interests, notes, bonds or other securities of the Company (other than the Subject Interests) or any option, warrant or right to acquire same;
(vi)permit the execution, amendment or termination of any Material Contract to which the Company is party or that otherwise materially affects the Assets;
(vii)cause the Company to make a loan or extend credit to any Person (other than extensions of credit to customers in the ordinary course of business and inter-company loans under PBF Parent’s cash management system);
(viii)commence or settle any material lawsuit or legal action to which the Company is party or otherwise affecting the Assets;
(ix)cause the Company to hire any employees or adopt, maintain or contribute to any employee benefit or welfare plan;
(x)create or assume any Liens on the Assets, other than a Permitted Lien;
(xi)undertake any capital expenditure relating to the Assets in excess of $1,000,000; or
(xii)agree, whether in writing or otherwise, to do any of the foregoing.
Section 6.2 Access.
(a)From the date hereof through the Closing, PBF Energy shall afford the Partnership and its authorized Representatives reasonable access, during normal business hours and in such manner as not unreasonably to interfere with normal operation of business, to the properties, books, Contracts, records and appropriate officers and employees of each of PBF Energy’s Affiliates who currently own or provide services to the Assets, and shall furnish such authorized Representatives with all financial and operating data and other information concerning the Assets as the Partnership and such Representatives may reasonably request. PBF Energy shall have the right to have a Representative present at all times during any such inspections, interviews and examinations. Notwithstanding the foregoing, the Partnership shall have no right of access to, and PBF Energy shall not have any obligation to provide to the Partnership, information relating to (i) any proprietary data which relates to another business of PBF Energy or its Affiliates and is not primarily used in connection with the ownership, use or operation of the Assets, (ii) any information the disclosure of which would jeopardize any privilege available to PBF Energy or any of its Affiliates relating to such information, (iii) any information subject to contractual confidentiality obligations or (iv) any information the disclosure of which would result in a violation of Law.
(b)The Partnership agrees to be liable to and indemnify, defend and hold harmless PBF Energy and its Affiliates and employees, from and against any and all Losses, claims and causes of action for personal injury, death or property damage occurring as a result of the Partnership or any of its Representatives’ access to properties, books, Contracts, records and appropriate officers and employees of PBF Energy’s Affiliates who currently own or provide services to the Assets; provided, however, that such indemnity will not apply to the extent that any such Losses, claims or causes of action arise out of the gross negligence or willful misconduct of PBF Energy or any of its Affiliates or employees.
Section 6.3 Third Party Approvals.
(a)The Partnership shall (and shall cause its Subsidiaries to) use Reasonable Efforts to obtain all material consents and approvals of third parties that the Partnership or any of its Subsidiaries are required to obtain in order to consummate the transactions contemplated hereby, including the Partnership Approvals.
(b)PBF Energy shall (and shall cause its Affiliates to) use Reasonable Efforts to obtain all material consents and approvals of third parties that PBF Energy or any of its Affiliates are required to obtain in order to consummate the transactions contemplated hereby, including the PBF Approvals; provided, however, that PBF Energy shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.
Section 6.4 [Reserved].
Section 6.5 Updating of Disclosure Schedules. At any time up to two Business Days prior to the Closing Date, PBF Energy and the Partnership shall supplement in writing any information furnished on their respective Disclosure Schedules to reflect post-signing developments and matters that have come to the Knowledge of PBF Energy or the Partnership, as the case may be, which if not included on a Disclosure Schedule would constitute a breach of this Agreement by such Party, by furnishing such supplemented information to the other Party pursuant to the notice provisions contained herein; provided, however, that no such supplement of the Disclosure Schedules shall have any effect for purposes of determining the satisfaction of the conditions set forth in Article VIII; and provided, further, that if (a) a Party so furnishes supplemental information, (b) the absence of such information would have resulted in a breach of any representation or warranty under this Agreement and (c) the Closing occurs, then such information shall be deemed to amend this Agreement and the Disclosure Schedules for all other purposes hereunder, including the entitlement to indemnification under Article IX.

Section 6.6 Books and Records. From and after the Closing, the Partnership shall preserve and keep a copy of all books and records (other than Tax records which are addressed in Article VII) relating to the business or operations of the Company and the Assets on or before the Closing Date in the Partnership’s possession for a period of at least seven years after the Closing Date. After such seven year period, before the Partnership shall dispose of any such books and records, the Partnership shall give PBF Energy at least 90 days prior notice to such effect, and PBF Energy shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as PBF Energy may select. The Partnership shall provide to PBF Energy, at no cost or expense to PBF Energy, reasonable access during business hours to such books and records as remain in the Partnership’s possession and reasonable access during business hours to the properties and employees of the Partnership in connection with matters relating to the business or operations of the Company or the Assets on or before the Closing Date and any disputes relating to this Agreement.
Section 6.7 Straddle Period Distribution.
(a)With respect to any distribution of cash by the Company after the Closing Date related to a period of time that includes, but does not end on, the Closing Date (a “Straddle Period”), the Partnership shall, promptly upon its receipt of any such cash distribution by the Company attributable to the Subject Interests, pay PBF Energy an amount in cash equal to the product of (A) the amount of such cash distribution multiplied by (B) the quotient of (i) the number of days in the period beginning on the first day of the Straddle Period and ending on and including the Closing Date and (ii) the total number of days in the Straddle Period.
(b)The Partnership and PBF Energy agree that any payment by the Partnership pursuant to Section 6.7(a) would be characterized as PBF Energy’s retention of the right to its share of the cash distribution by the Company for the Straddle Period.
Section 6.8 Casualty Loss. PBF Energy shall promptly notify the Partnership of any Casualty Loss of which PBF Energy becomes aware prior to the Closing. If a Casualty Loss occurs and such Casualty Loss would reasonably be expected to have a Material Adverse Effect (a “Material Casualty Loss”), PBF Energy shall have the right to extend the Closing Date for up to 45 days for the purpose of repairing or replacing the assets destroyed or damaged by the Material Casualty Loss. The costs to repair or replace the assets destroyed or damaged by the Material Casualty Loss shall be borne by PBF Energy. Any insurance, condemnation or taking proceeds as a result of a Casualty Loss occurring prior to Closing shall be for the account of PBF Energy, and each Party shall execute such assignments, releases, resolutions or other documents as may be necessary to vest such proceeds for the account of PBF Energy.
ARTICLE VII
TAX MATTERS
Section 7.1 [Reserved].
Section 7.2 Assistance and Cooperation. PBF Energy and the Partnership agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Assets as is reasonably requested by PBF Energy, the Partnership or any Affiliate for the filing of any Tax Returns, for the preparation of any audit, and for the prosecution or defense of any Tax claim. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained under this Section 7.2 shall be held confidential by the receiving party in the same manner as it holds confidential its own similar information, except (i) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding or (ii) with the consent of PBF Energy and the Partnership.
Section 7.3 Tax Allocation and Indemnification. Except as provided in Section 7.5, PBF Energy shall retain responsibility for (and shall be entitled to any refunds with respect to), and shall indemnify the Partnership for, all Taxes related to the Assets attributable to taxable periods ending on or prior to the Closing Date (the “Pre-Closing Period”), and the Partnership shall assume responsibility for (and shall be entitled to any refunds with respect to), and shall indemnify PBF Energy for, all Taxes related to the Subject Interests or the Assets attributable to taxable periods beginning after the Closing Date (the “Post-Closing Period”). In the case of any Taxes related to the Subject Interests or the Assets that are payable for any taxable period that begins before and ends after the Closing Date (any “Tax Straddle Period”), the portion of such Taxes attributable to the period of time prior to the Closing Date (a) in the case of any property, ad valorem, or similar Taxes, shall be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on (and including) the Closing Date and the denominator of which is the number of days in the Tax Straddle Period, and (b) in the case of all other Taxes, shall be deemed equal to the amount which would be payable as computed on an interim closing-of-the-books basis if the relevant Tax period ended at the close of business on the Closing Date. PBF Energy shall be responsible for, and shall indemnify the Partnership and the Partnership for, all Taxes related to the Subject Interests or the Assets with respect to the portion of any Tax Straddle Period prior to the Closing Date. The Partnership shall be responsible for, and shall indemnify PBF Energy for all Taxes related to the Subject Interests or the Assets with respect to the portion of any Tax Straddle Period after the Closing Date.
Section 7.4 Filing of Tax Returns; Payment of Taxes. Except as otherwise provided, regardless of which party is responsible for Taxes under this Section 7.4, PBF Energy shall handle payment to the appropriate Governmental Authority of all Taxes related to the Subject Interests or the Assets with respect to any Pre-Closing Period (and shall file all such Tax Returns), and the Partnership shall handle payment to the appropriate Governmental Authority of all Taxes related to the Subject Interests or the Assets with respect to any Post-Closing Period (and shall file all such Tax Returns). PBF Energy shall deliver to the Partnership within thirty (30) days of filing copies of all Tax Returns filed by or on behalf of PBF Energy after the Closing Date relating to the Subject Interests or the Assets and any supporting documentation provided by or on behalf of PBF Energy to taxing authorities, excluding Tax Returns related to income tax, franchise tax, or other similar Taxes.
Section 7.5 Transfer Taxes. All sales, use, transfer, gains, stamp, duties, recording, and similar Taxes (collectively, “Transfer Taxes”) incurred in connection with the Contribution and the transfer of Dropdown Aggregate Value pursuant thereto shall be borne equally by PBF Energy and the Partnership. PBF Energy and the Partnership shall cooperate in causing the filing of all necessary Tax Returns and timely pay all such Transfer Taxes as required by Applicable Law.

Section 7.6 Scope. Notwithstanding anything to the contrary herein, this Article VII shall be the exclusive remedy for any claims relating to Taxes (including any claims relating to representations respecting Tax matters including Section 4.11). The rights under this Article VII shall survive the Closing until 30 days after the expiration of the statute of limitations (including extensions) applicable to such Tax matter. No claim may be made or brought by any Party hereto after the expiration of the applicable survival period unless such claim has been asserted by written notice specifying the details supporting the claim on or prior to the expiration of the applicable survival period.
ARTICLE VIII
CONDITIONS TO OBLIGATIONS
Section 8.1 Conditions to Obligations of the Partnership. The obligation of the Partnership to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Partnership:
(a)all of the PBF Approvals have been made, given or obtained in order to consummate the transactions contemplated hereby;
(b)each of the representations and warranties of PBF Energy contained in this Agreement shall be true and correct as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date) without giving effect to the words “material” or “Material Adverse Effect” contained in such representations and warranties, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the Fundamental Representations of PBF Energy shall be true and correct as of the Closing, as if made at and as of that time.
(c)PBF Energy shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing;
(d)PBF Energy shall have delivered to the Partnership a certificate dated the Closing Date, certifying that the conditions specified in Section 8.1(b) and Section 8.1(c) have been fulfilled;
(e)no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a Governmental Authority shall have been instituted or threatened challenging or seeking to restrain or prohibit the transactions contemplated hereby or to recover damages in connection therewith; and

(f)the Partnership shall have received an executed counterpart of each of the other Transaction Documents (in addition to this Agreement), signed by each PBF Transaction Document Party thereto.
Section 8.2 Conditions to the Obligations of PBF Energy. The obligation of PBF Energy to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by PBF Energy:
(a)all of the Partnership Approvals have been made, given or obtained in order to consummate the transactions contemplated hereby (including the Restructuring);
(b)each of the representations and warranties of the Partnership contained in this Agreement shall be true and correct as of the Closing, as if made at and as of that time other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date without giving effect to the words “material” contained in such representations and warranties, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, (i) have a material adverse effect on the Partnership or (ii) materially impede the ability of the Partnership or any of the other Partnership Transaction Document Parties to complete the transactions contemplated herein and in the other Transaction Documents; provided, however, the Fundamental Representations of the Partnership shall be true and correct as of the Closing, as if made at and as of that time.
(c)the Partnership shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Partnership on or before the Closing;
(d)the Partnership shall have delivered to PBF Energy a certificate, dated the Closing Date, certifying that the conditions specified in Section 8.2(b) and Section 8.2(c) have been fulfilled;
(e)no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to recover damages in connection therewith; and
(f)PBF Energy shall have received an executed counterpart of each of the other Transaction Documents (in addition to this Agreement), signed by each Partnership Transaction Document Party thereto.

ARTICLE IX
INDEMNIFICATION
Section 9.1 Survival.
(a)The representations and warranties of the Parties contained in this Agreement and all covenants contained in this Agreement that are to be performed prior to the Closing will survive the closing for 18 months following the Closing; provided, however, that (i) the Fundamental Representations shall survive the Closing for five years following the Closing, (ii) the representations and warranties set forth in Section 4.11 (Taxes) shall survive as set forth in Article VII and (iii) the representations and warranties in Section 4.12 (Environmental Matters) shall survive until the Closing. No Party shall have any liability for indemnification claims made under this Article IX with respect to any such representation, warranty or pre-closing covenant unless a Claim Notice is provided by the non-breaching Party to the other Party prior to the expiration of the applicable survival period for such representation, warranty or pre-closing covenant. If a Claim Notice has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for such representation, warranty or pre-closing covenant or claim, then the applicable representation, warranty or pre-closing covenant shall survive as to such claim, until such claim has been finally resolved.
(b)All covenants and agreements of the Parties contained in this Agreement to be performed after the Closing will survive the Closing in accordance with their terms.
Section 9.2 Indemnification.
(a)Subject to Article VII relating to Taxes and the provisions of this Article IX, from and after the Closing, PBF Energy shall indemnify and hold harmless the Partnership, the Partnership’s subsidiaries and their respective Representatives (the “Partnership Indemnified Parties”) from and against:
(i)all Losses that the Partnership Indemnified Parties incur arising from or out of any breach of any representation, warranty or covenant of PBF Energy in this Agreement or in any closing certificate to be delivered by PBF Energy at the Closing pursuant to this Agreement;
(ii)all Environmental Losses (including as a result of any Releases from underground lines or tank floors) suffered or incurred by the Partnership Indemnified Parties relating to the ownership or operation of the Company, the Assets that occurred or existed on or before the Closing Date, even if such Environmental Losses do not accrue until after the Closing Date; and
(iii)all Losses arising from or out of or relating to the matters described in Schedule 4.10
(b)Subject to Article VII relating to Taxes and the provisions of this Article IX, from and after the Closing, the Partnership shall indemnify and hold harmless PBF Energy and its Affiliates and their respective Representatives (the “PBF Indemnified Parties”) from and against:

(i) all Losses that the PBF Indemnified Parties incur arising from or out of or relating to any breach of any representation, warranty or covenant of the Partnership in this Agreement or any closing certificate to be delivered by the Partnership at the Closing pursuant to this Agreement; and
(ii)all Losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by any PBF Indemnified Party, including Environmental Losses, by reason of or arising out of any events or conditions associated with the Assets or the Subject Interests on or after the Closing Date, except to the extent (A) that the Partnership is indemnified with respect to any such Losses pursuant to Section 9.2(a) and (B) that such indemnification shall not apply to the extent of any negligence, willful misconduct or criminal conduct of PBF Energy or any of its Affiliates that caused or contributed to such Loss.
(c)Notwithstanding anything to the contrary herein, the Parties shall have a duty to use Reasonable Efforts to mitigate any Loss arising out of or relating to this Agreement or the transactions contemplated hereby.
(d)Notwithstanding anything in this Article IX to the contrary, all Losses relating to Taxes which are the subject of Article VII shall only be subject to indemnification under Section 7.3.
Section 9.3 Indemnification Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:
(a)Any Partnership Indemnified Party or PBF Indemnified Party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third Party Claim”) in respect of any matter that is subject to indemnification under Section 9.2 shall promptly (i) notify the Party providing the indemnification hereunder (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party’s best estimate of the amount of Losses attributable to the Third Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is prejudiced by such delay or omission.
(b)The Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 9.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation.
(c)If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.3(b), then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party (who shall be reasonably satisfactory to the Indemnifying Party), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.
(d)Subject to the other provisions of this Article IX, a claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought.
(e)Notwithstanding anything to the contrary in this Section 9.3, the indemnification procedures set forth in Article VII shall control any indemnities relating to Taxes.
Section 9.4 Additional Agreements Regarding Indemnification. Notwithstanding anything to the contrary herein:
(a)a breach of any representation or warranty (other than with respect to a breach of the Fundamental Representations) of PBF Energy in this Agreement in connection with any single item or group of related items that results in Losses of less than $50,000 shall be deemed, for all purposes of this Article IX not to be a breach of such representation, warranty or pre-closing covenant;
(b)PBF Energy shall not have any liability under Section 9.2(a)(i) for breaches of representations or warranties (other than with respect to a breach of the Fundamental Representations) except if the aggregate Losses actually incurred by the Partnership Indemnified Parties thereunder exceed $250,000 and then, subject to Section 9.4(c), only to the extent such aggregate Losses exceed such amount;

(c)in no event shall (i) the aggregate liability of PBF Energy under Section 9.2(a)(i) for breaches of representations or warranties (other than with respect to a breach of the Fundamental Representations) exceed $1.16 million, (ii) the aggregate liability of PBF Energy arising out of or relating to Section 9.2(a)(i) for breaches of the Fundamental Representations exceed $11.6 million; and (iii) PBF Energy have an obligation to make any such payment if the Promissory Note has not been paid in full;
(d)for purposes of determining the amount of a Loss, with respect to any asserted breach or inaccuracy of a representation or warranty of a Party, such determination shall be made without regard to any qualifier as to “material,” “materiality” or Material Adverse Effect expressly contained in Article III, IV or V (except in the case of the term Material Contract); provided that this Section 9.4(d) shall not so modify the representations and warranties for purposes of first determining whether a breach of any representation or warranty has occurred; and
(e)for the avoidance of doubt, nothing in this Section 9.4 shall affect the provisions of Article VII.
Section 9.5 Waiver of Other Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO, AND THE PARTIES HEREBY AGREE, THAT NONE OF PBF ENERGY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE SUBJECT INTERESTS, THE ASSETS OR ANY PART THEREOF, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, AND WITHOUT IN ANY WAY LIMITING THE FOREGOING, PBF ENERGY MAKES NO REPRESENTATION OR WARRANTY TO THE PARTNERSHIP WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO THE ASSETS.
Section 9.6 Consideration Adjustment. The Parties agree to treat all payments made pursuant to this Article IX as adjustments to the consideration for Tax purposes, except as otherwise required by Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.
Section 9.7 Exclusive Remedy.
(a)Notwithstanding anything to the contrary herein, except as provided in Section 7.3, 7.5, 9.2 or 10.2, no Party shall have any liability, and no Party shall make any claim, for any Loss or other matter (and the Partnership and PBF Energy hereby waive any right of contribution against the other and their respective Affiliates), under, arising out of or relating to this Agreement, any other document, agreement, certificate or other matter delivered pursuant hereto or the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise.

(b)NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO PARTY SHALL BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, LOST PROFITS, LOST OPPORTUNITIES OR OTHER SPECULATIVE DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT THIS Section 9.7(b) SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER Article IX FOR ANY SUCH DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER Article IX.
ARTICLE X
TERMINATION
Section 10.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:
(a)by the mutual consent of the Partnership and PBF Energy as evidenced in writing signed by each of the Partnership and PBF Energy;
(b)by either of the Partnership or PBF Energy if any Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or
(c)by either the Partnership or PBF Energy, if the Closing has not occurred on or before April 30, 2017 or such later date as the Parties may agree upon.
Section 10.2 Effect of Termination. In the event of termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any Party hereto other than for any prior breaches, as to which the Parties will remain liable and/or to which the other Party shall be entitled to all rights and remedies available under Law or equity. The provisions of Section 10.2 and Section 11.4 shall survive any termination of this Agreement.
ARTICLE XI
MISCELLANEOUS
Section 11.1 Notices. Any notice, request, demand and other communication required or permitted to be given hereunder shall be in writing, and may be served by personal delivery, electronic mail or by depositing same in the mail, addressed to the Party to be notified, first class, postage prepaid, and registered or certified with a return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by electronic mail shall be deemed given and received upon receipt only if received during normal business hours and, if received other than during normal business hours, shall be deemed received as of the opening of business on the next Business Day). For purposes of notice, the addresses of the Parties shall be as follows:
(a)If to the Partnership, to:
PBF Logistics LP
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Matthew Lucey
E-mail:        matthew.lucey@pbfenergy.com

With copy to:

PBF Logistics LP
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    David Roush, Chairman of the Conflicts Committee of the Board of Directors of PBF Logistics GP LLC

(b)If to PBF Energy, to:
PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Erik Young
E-mail:        erik.young@pbfenergy.com

with copies to:

PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Trecia Canty
E-mail:        trecia.canty@pbfenergy.com

or to such other address or addresses as the Parties may from time to time designate in writing.
Section 11.2 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party; provided that the Partnership may assign its rights hereunder to PBFX Operating. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.3 Rights of Third Parties. Except for the provisions of Section 9.2 which are intended to be enforceable by the Persons respectively referred to therein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.
Section 11.4 Expense. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated hereby whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.
Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed counterpart of a signature page of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have, for all purposes, the same legal effect as delivery of a manually executed counterpart.
Section 11.6 Entire Agreement. This Agreement (together with the Disclosure Schedules to this Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to such subject matter.
Section 11.7 Disclosure Schedules. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to them in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by either Party, in and of itself, that such information is material to or outside the ordinary course of business or required to be disclosed on the Disclosure Schedules. The information set forth on any Disclosure Schedules shall be deemed to apply and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection.
Section 11.8 Amendments. This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.
Section 11.9 Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior consent of the Partnership and PBF Energy, which consent shall not be unreasonably withheld, conditioned or delayed by any Party; provided, however, that nothing herein shall prevent a Party from publishing such press releases or other public communications as such Party may consider necessary in order to satisfy such Party’s obligations at Law or under the rules of any stock or commodities exchange after consultation with the other Party as is reasonable under the circumstances.

Section 11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, then they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.
Section 11.11      Governing Law; Jurisdiction.
(a)This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without regard to the Laws that might be applicable under conflicts of laws principles.
(b)The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Delaware, and each of the Parties hereto irrevocably submits to the jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and unappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. Except to the extent that a different determination or finding is mandated due to the Law being that of a different jurisdiction, the Parties agree that all judicial determinations or findings by a state or federal court in Wilmington, Delaware with respect to any matter under this Agreement shall be binding.
(c)To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 11.11(b).
(d)THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

Section 11.12 Action by the Partnership. With respect to any action (including any case where the agreement of, or selection by, the Partnership is required), notice, consent, approval or waiver that is required to be taken or given or that may be taken or given by the Partnership prior to the Closing Date with respect to, or in connection with, the subject matter hereof, such action, notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Partnership.
[Signature page follows.]

IN WITNESS WHEREOF, this Contribution Agreement has been duly executed and delivered by each Party as of the date first above written.
PBF Energy:

PBF ENERGY COMPANY LLC

By:    /s/ Eric Young
Name: Erik Young
Title: Senior Vice President and
Chief Financial Officer

Partnership:

PBF LOGISTICS LP

By:    PBF LOGISTICS GP LLC,
its general partner

By:    /s/ James Fedena
Name: James Fedena
Title: Senior Vice President, Logistics

[Signature Page to the Contribution Agreement]

Exhibit A

Form of Fifth Amended and Restated Operation and Management Services and Secondment Agreement

FIFTH AMENDED AND RESTATED
OPERATION AND MANAGEMENT
SERVICES AND SECONDMENT AGREEMENT

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Exhibit A	Stormwater Discharge, Wastewater Treatment and Containment
Exhibit B	Steam
Exhibit C	Potable Water
Exhibit D	Roads and Grounds
Exhibit E	Sanitary Sewer
Exhibit F	Electrical Power
Exhibit G	Emergency Response
Exhibit H	Filter Press
Exhibit I	Fuel Gas
Exhibit J	API Solids
Exhibit K	Fire Water
Exhibit L	Instrument/Compressed Air
Exhibit M	Rail Operations and Unloading
Exhibit N	Vent System
Exhibit O	Diesel
Exhibit P	Nitrogen
Exhibit Q	Natural Gas
Exhibit R	Propane

FIFTH AMENDED AND RESTATED
OPERATION AND MANAGEMENT SERVICES AND SECONDMENT AGREEMENT
THIS FIFTH AMENDED AND RESTATED OPERATION AND MANAGEMENT SERVICES AND SECONDMENT AGREEMENT (this “Agreement”), dated as of [•], 2017 (the “Commencement Date”), is made by and among PBF Holding Company LLC, a Delaware limited liability company (the “Company”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City Refining”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo Refining”), Torrance Refining Company LLC, a Delaware limited liability company (“Torrance Refining”), Torrance Logistics Company LLC (“Torrance Logistics”), Chalmette Refining, L.L.C., a Delaware limited liability company (“Chalmette Refining”), Paulsboro Refining Company LLC, a Delaware limited liability company (“Paulsboro Refining” and, together with Delaware City Refining, Toledo Refining, Torrance Refining, Torrance Logistics, and Chalmette Refining, the “Company Subsidiaries,” and together with the Company, collectively, the “Company Parties”), PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner”), PBF Logistics LP, a Delaware limited partnership (the “Operator”), Delaware City Terminaling Company LLC, a Delaware limited liability company (“DCT”), Toledo Terminaling Company LLC, a Delaware limited liability company (“Toledo Terminaling”), Delaware Pipeline Company LLC, a Delaware limited liability company (“DPC”), Delaware City Logistics Company LLC (“DCLC”), Paulsboro Natural Gas Pipeline Company LLC, a Delaware limited liability company (“PNGPC”) and PBFX Operating Company LLC, a Delaware limited liability company (“PBFX Operating” and, together with DCT, Toledo Terminaling, DPC, DCLC and PNGPC the “Operator Subsidiaries”). The Operator Subsidiaries, the General Partner and Operator are collectively referred to herein as the “Operator Parties.” The Company, the Company Subsidiaries, the General Partner, the Operator and each of the Operator Subsidiaries may be referred to herein individually as “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, certain of the Parties previously entered into that certain Fourth Amended and Restated Operation and Management Services and Secondment Agreement, dated as of August 31, 2016 (the “Existing Agreement”), and the Parties now desire to amend and restate the Existing Agreement as provided herein;
WHEREAS, the Operator Parties own or lease the Terminal;
WHEREAS, the Company Parties own and operate the Refinery;
WHEREAS, the Operator Parties have agreed to provide logistics, terminaling and transportation services to the Company Parties and the Company Parties can provide or make available to the Operator Parties the personnel necessary to operate and maintain the Terminals; and
WHEREAS, the Operator Parties desire that the Company Parties provide and make available to the Operator Parties the personnel necessary for the Operator Parties to provide the logistics, terminaling and transportation services.

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NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties do hereby agree as follows:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
1.1 Definitions. For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below:
“Affiliate” means, with respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (a) with respect to any Person having voting securities or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in any Person and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, each of the Company Parties, on the one hand, and each of the Operator Parties, on the other hand, shall not be considered Affiliates of each other.
“Agreement” has the meaning specified in the preamble to this document.
“Ancillary Company Services” has the meaning specified in Section 3.5.
“Annual Fee” has the meaning specified in Section 5.2.
“Applicable Law” means any applicable statute, law, regulation, Environmental Law, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the applicable common law of such Governmental Authority), as interpreted and enforced at the time in question.
“Arbitrable Dispute” means any and all disputes, controversies and other matters in question between the Operator Parties, on the one hand, and the Company Parties, on the other hand, arising under or in connection with this Agreement, which cannot be resolved by the Services Council within thirty (30) days (unless a longer duration is otherwise agreed to) from being submitted to the Services Council.
“Barrel” means forty-two (42) net U.S. gallons, measured at 60° F and 1 atmospheric pressure.

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“bpd” means barrels per day.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of California, the State of Delaware, the State of Louisiana, the State of New York, the State of New Jersey or the State of Ohio.
“Capital Expenditure” means any expenditure incurred to acquire or upgrade a fixed asset.
“Chalmette Refinery” means the petroleum refinery, located outside New Orleans, Louisiana owned and operated by Chalmette Refining.
“Chalmette Refining” has the meaning specified in the preamble of this Agreement.
“Chalmette Storage Services Agreement” means the Storage Services Agreement dated as of the date hereof by and between the Company and PBFX Operating.
“Chalmette Tank” means the crude oil storage tank located in Chalmette, Louisiana, owned and operated by PBFX Operating.
“Claimant” has the meaning specified in Article 22.
“Commencement Date” has the meaning specified in the preamble of this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Company Parties” has the meaning specified in the preamble of this Agreement.
“Company Services” has the meaning specified in Section 3.4.
“Company Subsidiaries” has the meaning specified in the preamble of this Agreement.
“Company Indemnitees” has the meaning specified in Section 14.1.
“Confidential Information” means all information, documents, records and data (including this Agreement, except to the extent required to be made public in a filing with the Securities and Exchange Commission or another Governmental Authority or pursuant to the rules and regulations of any national securities exchange) that a Party furnishes or otherwise discloses to the other Party (including any such items furnished prior to the execution of this Agreement), together with all analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by the receiving Party which contain or otherwise reflect or are generated from such information, documents, records and data; provided, however, that the term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is or becomes generally available to or known by the public (other than as a result of a disclosure by the receiving Party), (b) is developed by the receiving Party without reliance on any Confidential Information or (c) is or was available to the receiving Party on a nonconfidential basis from a source other than the disclosing Party that, insofar as is known

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to the receiving Party after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal or fiduciary obligation to the disclosing Party.
“control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Counterparty” means, with respect to any of the Company Parties, the Operator, and with respect to any of the Operator Parties, the Company.
“DCT” has the meaning specified in the preamble of this Agreement.
“Defaulting Party” has the meaning specified in Section 13.2.
“Delaware City Rail Terminal” means the double-loop rail terminal located in Delaware City, Delaware (together with existing or future modifications or additions) owned and operated by DCT.
“Delaware City Rail Terminaling Services Agreement” means the Delaware City Rail Terminaling Services Agreement, dated as of May 14, 2014, by and between the Company and DCT.
“Delaware City Refinery” means the petroleum refinery located in Delaware City, Delaware owned and operated by Delaware City Refining.
“Delaware City Refining” has the meaning specified in the preamble of this Agreement.
“Delaware City Truck Loading Services Agreement” means the Delaware City Truck Loading Services Agreement, dated as of May 15, 2015, by and between the Company and DCLC.
“Delaware City West Ladder Rack Terminaling Services Agreement” means the Delaware City West Ladder Rack Terminaling Services Agreement, dated as of September 30, 2014, by and between the Company and DCT, as successor-in-interest to Delaware City Terminaling Company II LLC, a Delaware limited liability company.
“Delaware Pipeline Services Agreement” means the Delaware Pipeline Services Agreement, dated as of May 15, 2015, by and between the Company and DPC.
“Delaware Products Rack” means the 15 lane, 76,000 barrel per day capacity truck loading rack located adjacent to the Delaware City Refinery.
“Delaware Products Pipeline” means the 23.4 mile, 16-inch interstate petroleum products pipeline originating at the Delaware City Refinery with terminus at Sunoco Logistics Partners L.P.’s Twin Oaks terminal.

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“East Coast Terminals” means the products terminals owned and operated by PBF Logistics Products Terminals LLC.
“Environmental Law” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to pollution or protection of human health and the environment, safety, and occupational health, including the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, OSHA, and other similar federal, state or local health and safety, and environmental conservation and protection laws.
“Environmental Permit” means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.
“Event of Default” has the meaning specified in Section 13.1.
“Existing Agreement” has the meaning specified in the recitals of this Agreement.
“Force Majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of a public enemy, wars, terrorism, blockades, insurrections, riots, storms, floods, interruptions in the ability to have safe passage in navigable waterways or rail lines, washouts, other interruptions caused by acts of nature or the environment, arrests, the order of any court or Governmental Authority claiming or having jurisdiction while the same is in force and effect, civil disturbances, explosions, fires, leaks, releases, breakage, accident to machinery, vessels, storage tanks or lines of pipe or rail lines, inability to obtain or unavoidable delay in obtaining material or equipment, inability to obtain or distribute crude oil, feedstocks, other products or materials necessary for operation because of a failure of third-party pipelines or rail lines or any other causes whether of the kind herein enumerated or otherwise not reasonably within the control of the Party claiming suspension and which by the exercise of commercially reasonable efforts such Party is unable to prevent or overcome; provided, however, a Party’s inability to perform its economic obligations hereunder shall not constitute an event of Force Majeure.
“Force Majeure Notice” has the meaning specified in Section 11.1.
“Force Majeure Party” has the meaning specified in Section 11.1.
“General Partner” has the meaning specified in the preamble of this Agreement.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

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“Liabilities” means any losses, liabilities, charges, damages, deficiencies, assessments, interests, fines, penalties, costs and expenses (collectively, “Costs”) of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any Costs directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement, cause of action, equitable or injunctive relief, or judicial or administrative order and any Costs arising from compliance or non-compliance with Environmental Law.
“Non-Defaulting Party” means the Counterparty to a Defaulting Party.
“Omnibus Agreement” means that certain Fifth Amended and Restated Omnibus Agreement, dated as of the date hereof, by and among the Company, the General Partner, the Operator and PBF Energy Company LLC.
“Operator” has the meaning specified in the preamble to this Agreement.
“Operator Indemnitees” has the meaning specified in Section 14.2.
“Operator Parties” has the meaning specified in the preamble of this Agreement.
“Operator Subsidiaries” has the meaning specified in the preamble of this Agreement.
“OSHA” means Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.
“Overhead Expenses” means all overhead costs and expenses of any of the Company Parties (including all compensation costs, including payroll, benefits and payroll taxes allocated to each of the Seconded Employees providing the Personnel Duties, or the Company’s employees providing the Company Services or the Ancillary Company Services, multiplied by the proportion of such Person’s business time spent providing Personnel Duties, Company Services or Ancillary Company Services, as applicable) to the extent related to the Personnel Duties, the Company Services or the Ancillary Company Services.
“Paulsboro Refinery” has the meaning set forth in the preamble.
“PBFX Operating” has the meaning specified in the preamble to this Agreement.
“Party” or “Parties” has the meaning specified in the preamble to this Agreement.
“Period of Secondment” has the meaning specified in Article 3.
“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Personnel Duties” has the meaning specified in Article 3.
“PNGPC” has the meaning specified in the preamble to this Agreement.

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“PNG Pipeline” means (i) the existing 8” natural gas pipeline or (ii) the 24” natural gas pipeline to be constructed and, in each case terminating at the Paulsboro Refinery.
“PNG Precedent Agreement” means that certain transportation agreement dated as of [__________] between PNGPC and Paulsboro Refining.
“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Bonds, Rates & Yields Section as the Prime Rate.
“Prudent Industry Practice” means, as of the relevant time, those methods and acts generally engaged in or applied by the refining, pipeline or terminaling industries (as applicable) in the United States that, in the exercise of reasonable judgment in light of the circumstances known at the time of performance, would have been expected to accomplish the desired result at a reasonable cost consistent with functionality, reliability, safety and expedition with due regard for health, safety, security and environmental considerations. Prudent Industry Practice is not intended to be limited to the optimum practices, methods or acts to the exclusion of others, but rather is intended to include reasonably acceptable practices, methods and acts generally engaged in or applied by the refining, pipeline or terminaling industries (as applicable) in the United States.
“Receiving Party Personnel” has the meaning specified in Section 16.4.
“Refinery” means, collectively, the Chalmette Refinery, the Delaware City Refinery, the Toledo Refinery and the Torrance Refinery. In addition, if any of the Company Parties acquires, leases or constructs assets directly connected to and leased or constructed to reasonably support the operation of, or to replace any portion of, the Chalmette Refinery, the Delaware City Refinery, the Toledo Refinery or the Torrance Refinery, those assets shall automatically become a part of the Refinery.
“Required Permits” has the meaning specified in Section 8.1.
“Respondent” has the meaning specified in Article 22.
“Seconded Employee” has the meaning specified in Article 3.
“Seconded Employee Schedule” has the meaning specified in Section 3.3(a).
“Services Agreements” means, collectively, the Chalmette Storage Services Agreement, the Delaware City Rail Terminaling Services Agreement, the Toledo Truck Unloading & Terminaling Agreement, the Toledo Storage & Terminaling Services Agreement, the Delaware City West Ladder Rack Terminaling Services Agreement, the Delaware City Truck Loading Services Agreement, the Delaware Pipeline Services Agreement, the SJV System Transportation Agreement and the PNG Pipeline Transportation Agreement.
“Services Council” shall mean the council comprised of 2 representatives of the Operator Parties and 2 representatives of the Company Parties.
“Special Damages” has the meaning specified in Article 15.

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“SJV System” means the 189.2 mile crude pipeline system (collectively, the “SJV System”) which consists of: (i) the M1, M55 and M70 pipelines in California with approximately 110,000 bpd of capacity; (ii) 11 pipeline stations positioned between Belridge and the Torrance Refinery with heavy crude heating, pumping and storage capabilities; and (iii) 11 breakout tanks with an aggregate capacity of 988,000 barrels.
“SJV System Transportation Agreement” means the SJV System Transportation Agreement, dated as of August 31, 2016, by and between the Company and TVPC.
“Term” has the meaning specified in Section 2.1.
“Terminal” means, collectively, the Chalmette Tank, the Delaware City Rail Terminal, the Toledo Tank Farm Assets, the Toledo Truck Terminal, the West Ladder Rack, the Delaware Products Rack, the Delaware Products Pipeline, the East Coast Terminals, the SJV System and the PNG Pipeline.
“Toledo Refinery” means the petroleum refinery, located in Toledo, Ohio owned and operated by Toledo Refining.
“Toledo Refining” has the meaning specified in the preamble of this Agreement.
“Toledo Tank Farm Assets” means the tank farm, commonly referred to as “Tank Farm #2,” and related facilities co-located with the tank farm, connected by pipelines to the Toledo Refinery located near Toledo, Ohio.
“Toledo Terminaling” has the meaning specified in the preamble of this Agreement.
“Toledo Storage & Terminaling Services Agreement” means that certain Storage and Terminaling Services Agreement, dated as of December 12, 2014, by and between the Company and Toledo Terminaling.
“Toledo Truck Terminal” means the truck unloading facility generally consisting of four crude truck unloading spots located in Toledo Refinery’s north tank farm adjacent to the Toledo Refinery (together with existing or future modifications or additions) owned and operated by the Operator.
“Toledo Truck Unloading & Terminaling Agreement” means that certain Toledo Truck Unloading and Terminaling Agreement, dated as of May 14, 2014, by and between the Company and the Operator.
“Torrance Refinery” means the petroleum refinery, located in Torrance, California owned and operated by Torrance Refining.
“TVPC” means Torrance Valley Pipeline Company LLC, a Delaware limited liability company.

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“West Ladder Rack” means the heavy crude oil rail unloading rack located in Delaware City, Delaware (together with existing or future modifications or additions) owned and operated by DCT II.

1.2	Construction of Agreement.
(a)Unless otherwise specified, all references herein are to the Articles, Sections and Exhibits of this Agreement and all Exhibits are incorporated herein.
(b)All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.
(c)Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import.
(d)Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively.
(e)Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue.
(f)A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns.
(g)Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender.
(h)Except where expressly stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or reenacted from time to time.
(i)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
1.3No Presumption. The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.
ARTICLE 2
TERM
2.1Term of Agreement. The term (the “Term”) shall commence on the Commencement Date and shall continue until the earlier of (a) written mutual agreement by the Parties to terminate this Agreement, (b) the termination of the Omnibus Agreement, (c) a termination pursuant to a default in accordance with Section 13.2 or (d) a termination pursuant to Section 2.4.

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2.2Termination of Services by the Operator. In addition to the Operator’s right to adjust or terminate any of the Company Services or Ancillary Company Services pursuant to Section 6.1(c), the Operator shall have the right to terminate any or all of the Company Services, Ancillary Company Services or Personnel Duties, without penalty, upon thirty (30) days prior written notice to the Company.

2.3	Termination of Company Services and Ancillary Company Services by the Company.
(a)Except as provided in Section 2.3(b), the Company shall have the right to terminate any or all of the Company Services or Ancillary Company Services being performed by the Company Parties without penalty, upon one hundred eighty (180) days prior written notice to the Operator; provided, however, if one hundred eighty (180) days prior notice is not sufficient time for the Operator, using commercially reasonable efforts, to replace the Company Services or Ancillary Company Services that are being terminated, the Company shall make its equipment available to the Operator, at no cost, or continue to provide such Company Services or Ancillary Company Services, as applicable, under the terms of this Agreement, whichever is deemed practical by the Company in its reasonable discretion, for a reasonable period of time after such one hundred eighty (180) day period while replacement Company Services or Ancillary Company Services are being arranged.
(b)The Company may not terminate Company Services or Ancillary Company Services for Stormwater Discharge and Wastewater Treatment (Exhibit A), Steam (Exhibit B), Potable Water (Exhibit C), Roads and Grounds (Exhibit D), Sanitary Sewer (Exhibit E), Electrical Power (Exhibit F), Fuel Gas (Exhibit I), Fire Water (Exhibit K), Instrument/Compressed Air (Exhibit L), Vent System (Exhibit N) and Nitrogen (Exhibit P) pursuant to this Section 2.3.
2.4Cessation of Company Services and Ancillary Company Services in connection with the Services Agreements. Upon the termination or expiration of the applicable Term (as defined therein) of each Services Agreement, the Company Services and the Ancillary Company Services that relate thereto shall also terminate as of the termination or expiration of such Term. If all of the Services Agreements terminate or expire, the Term hereof shall automatically terminate.
2.5Effect of Termination. Upon termination or expiration of the Term, all rights and obligations of the Parties under this Agreement shall terminate; provided, however, Articles 14 through 23 shall survive the termination or expiration of the Term in accordance with their terms; provided, further, termination or expiration of the Term shall not discharge or relieve any Party from any obligations or liabilities which may have accrued under the terms of this Agreement prior to such termination.

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ARTICLE 3
PERSONNEL, PERSONNEL DUTIES AND COMPANY SERVICES
3.1Seconded Employees. During the Term, the Company shall, directly or indirectly through the other Company Parties, designate (a) certain of employees or contractors of the Company Parties to be seconded to the Operator Parties to (x) perform the Operator Parties’ respective obligations under each of the Services Agreements and (y) otherwise perform the Personnel Duties, and (b) such other Persons (including consultants and professionals, service or other organizations) as the Operator reasonably deems necessary or appropriate in order to permit the Operator to (x) perform the Operator Parties’ respective obligations under each of the Services Agreements and (y) otherwise perform the Personnel Duties. Each employee or contractor who the Company seconds to the Operator Parties pursuant to this Article 3 shall, during the time that such employee or contractor is seconded to the Operator Parties under this Agreement (the “Period of Secondment”), be referred to individually herein as a “Seconded Employee” and, collectively, as the “Seconded Employees.”

3.2	Personnel Duties. The Personnel Duties shall include the following:
(a)operation of the Terminal, procurement and furnishing of all materials, equipment, services, supplies and labor necessary for the operation and maintenance of the Terminal, engineering support for such activities, and related warehousing and security, including the following:
(i)maintain and operate flow and pressure control, monitoring, and over-pressure protection;
(ii)maintain, repair, recondition, overhaul, and replace equipment, as needed, to keep the Terminal in good working order; and
(iii)conduct all other routine day-to-day operations and maintenance at the Terminal; and
(b)management and conduct of the business operations associated with the Terminal, including the following:
(i)transportation and logistics, including commercial operations;
(ii)project execution;
(iii)contract administration;
(iv)database mapping, reporting and maintenance;
(v)rights of way;
(vi)materials and capital management;

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(vii)emergency response, security, permitting and all other health, safety and environmental services;
(viii)engineering support (including facility design and optimization); and
(ix)such other general services related to the Terminal as the Parties may mutually agree are necessary from time to time.

3.3	Secondment of Personnel.
(a)The Company Parties shall maintain a true, complete and accurate list of the Seconded Employees on a schedule (the “Seconded Employee Schedule”). Seconded Employees may be added to or removed from the Seconded Employee Schedule from time to time by the Company Parties, as appropriate.
(b)Subject to the Company Parties’ right to be reimbursed by the Operator for such expenses in accordance with Section 5.1, each Company Party shall pay all expenses incurred by it in connection with the retention of the Seconded Employees and such other Persons, including compensation, salaries, wages and overhead and administrative expenses, charges to or incurred by such Company Party, and, if applicable, social security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any such Seconded Employees and other Persons retained by any Company Party may be union or non-union employees.
(c)Each Seconded Employee (other than contractors) will at all times remain an employee of the applicable Company Party. Each Seconded Employee will, during the applicable Period of Secondment, be called upon to perform services for both the Operator Parties and the Company Parties. The Company Parties retain the right to terminate the Secondment of any Seconded Employee for any reason and at any time or to hire or discharge the Seconded Employees with respect to their employment or engagement with the Company Parties. The Operator shall have the right to terminate the Secondment to it of any Seconded Employee (including any supervisor described in (e)) for any reason and at any time, upon prior written notice to the Company Parties, but at no time will the Operator have the right to terminate any Seconded Employee’s employment by the Company Parties or their respective contractor.
(d)During a Period of Secondment, with respect to any Seconded Employee, such Seconded Employee will report into the Operator’s management structure, and will be under the direct management, supervision, direction and control of the Operator with respect to such Seconded Employee’s day-to-day activities with contractors remaining at the direction of the contracting entity.
(e)Those active employees whose titles in the Seconded Employee Schedule reflect that they serve as supervisors or managers and who are called upon to oversee the work of Seconded Employees working at the Terminal or to provide management support on behalf of the Operator are designated by the Operator as supervisors to act on the behalf of the Operator in supervising the Seconded Employees pursuant to Section 3.3(d) above. Any Seconded Employee so designated will be acting on behalf

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of the Operator when supervising the work of the Seconded Employees or when they are otherwise providing management or executive support on behalf of the Operator.
(f)The Operator shall not be a participating employer in any benefit plan of any Company Party. The Company Parties shall remain solely responsible for all obligations and liabilities arising with respect to any benefit plans relating to any Seconded Employees and the Operator shall not assume any benefit plan or have any obligations or liabilities arising thereunder, in each case except for costs properly chargeable to the Operator.
3.4Company Services. In addition to providing the Seconded Employees to the Operator Parties pursuant to Section 3.3, the Company Parties shall also provide (through employees, contractors, subcontractors or Affiliates) the services enumerated in the Exhibits to this Agreement (the “Company Services”) upon customary terms in accordance with Prudent Industry Practice. The Operator shall reimburse the Company for the Company Services in accordance with Section 5.1; provided, however, that in the event any Company Services requires the Company Parties to make Capital Expenditures, such Capital Expenditures shall be subject to Section 6.1 and the Company Parties shall not be required to provide such Company Services until the Company Parties are able to do so after using reasonable efforts in compliance with Section 6.1; provided, further, the Company Parties shall not be required to perform any additional Company Services if the Company reasonably believes the performance thereof will (i) materially adversely interfere with, or be detrimental to, the operation of the Refinery or (ii) violate Applicable Law.
3.5Ancillary Company Services. From time-to-time during the Term, the Operator may request that the Company Parties provide (through employees, contractors, subcontractors or Affiliates), ancillary services to the Operator Parties (“Ancillary Company Services”) upon customary terms in accordance with Prudent Industry Practice so long as such additional Ancillary Company Services are reasonably related to the Company Services or existing Ancillary Company Services. The Operator shall reimburse the Company for the Ancillary Company Services in accordance with Section 5.1; provided, however, that in the event any requested additional Ancillary Company Services requires the Company Parties to make Capital Expenditures, such Capital Expenditures shall be subject to Section 6.1 and the Company Parties shall not be required to provide such additional Ancillary Company Services until the Company Parties are able to do so after using reasonable efforts in compliance with Section 6.1; provided, further, the Company Parties shall not be required to perform any additional Ancillary Company Services if they reasonably believe the performance thereof will (i) materially adversely interfere with, or be detrimental to, the operation of the Refinery or (ii) violate Applicable Law.

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3.6Third-Party Arrangements. Nothing herein shall be deemed to prevent any of the Company Parties from providing services similar to the Company Services or Ancillary Company Services to third parties. Further, nothing herein shall be deemed to prohibit any of the Operator Parties from receiving services similar to the Company Services or Ancillary Company Services from third parties.
3.7Interruption of Company Services. The Parties shall use commercially reasonable efforts to minimize the interruption of Company Services or Ancillary Company Services. In addition, the Company shall inform the Operator at least sixty (60) days in advance (or promptly, in the case of an unplanned interruption) of any anticipated partial or complete interruption of Company Services or Ancillary Company Services at the applicable facility, including relevant information about the nature, extent, cause and expected duration of the interruption and the actions the Company is taking to resume full operations; provided, however, that the Company shall not have any liability for any failure to notify, or delay in notifying, the Operator of any such matters except to the extent, subject to Article 11, the Operator has been materially damaged by such failure or delay.
3.8Manner of Performing/Providing Personnel Duties. The Personnel Duties to be performed and provided by the Seconded Employees made available pursuant to Section 3.3 by the Company Parties hereunder shall be performed and provided consistent with Prudent Industry Practice.
ARTICLE 4
SELF-PROVIDED SERVICES AND SHARED ITEMS
4.1Self-Provided Services. Subject to the Omnibus Agreement, except for the Company Services and the Ancillary Company Services set forth in Sections 3.4, and 3.5, respectively, the Operator shall provide for itself, at its sole cost and expense, any other services it requires as applicable for its operations, including telephone and fax services, computers and computer networks and tank gauging.
4.2Shared Items. Notwithstanding anything to the contrary contained in Section 4.1 above, the Parties have agreed to share certain of the following items:
(a)existing infrastructure for the Parties’ telephones and faxes, including telephone switch;
(b)existing fiber optics system;
(c)radio messages, at times, during their normal operations at the Refinery and the Terminals, respectively; and
(d)an emergency alarm system for the Parties’ respective operations at the Refinery and the Terminal, respectively, including existing infrastructure used by the Parties to connect to the emergency alarm system; provided, however, each Party shall be responsible, at its sole cost, for interconnecting into the emergency alarm system.

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ARTICLE 5
PRICING, BILLING AND REIMBURSEMENT
5.1Reimbursement for Personnel Duties, Company Services and Ancillary Company Services. The Operator shall reimburse the Company for all third-party costs and expenses incurred by any of the Company Parties in connection with the performance by the Seconded Employees of the Personnel Duties, or the Company’s employees of the Company Services and the Ancillary Company Services (including any Overhead Expenses) and if mutually agreeable to the Parties shall cause any third-party service providers to invoice the Operator Parties directly in connection with the performance of any Personnel Duties by such third party or the performance of any Company Service or Ancillary Company Services by such third party. The Operator shall reimburse the Company for all taxes (other than property taxes, ad valorem taxes, income taxes, gross receipt taxes, payroll taxes and other similar taxes) that the Company incurs on the Operator Parties’ behalf for the performance by the Seconded Employees of the Personnel Duties, or the Company’s employees of the Company Services and the Ancillary Company Services, unless prohibited by Applicable Law; provided, however, that in no event shall the Company charge or be entitled to pass-through costs that (i) result from any criminal act, willful misconduct or negligence of the Company or any of its agents, employees or representatives, or (ii) are in the nature of fines, late fees, penalties, interest or similar obligations that could have been avoided by the Company in the exercise of Prudent Industry Practice. If the Operator is exempt from the payment of any taxes allocated to it under this Section 5.1, the Operator shall furnish the Company with the proper exemption certificates.
5.2Annual Fee. In addition to reimbursement under Section 5.1, the Operator shall pay to the Company an annual fee for the services as set forth herein and in connection with the provision of certain utilities and other infrastructure-related services equal to $6,696,000 (the “Annual Fee”) payable in equal monthly installments in accordance with Section 5.3, commencing in the first month following the Commencement Date. In addition to the Annual Fee, Operator shall pay to the Company a monthly fee of $21,406.92 commencing following the Commencement Date and continuing until the date on which the 24” PNG Pipeline is placed into service. The Annual Fee for the 2017 fiscal year shall be prorated based on the number of days from the Commencement Date to December 31, 2017. At the end of each calendar year, the Company will have the right to submit to the Operator a proposal to increase the amount of the Annual Fee for the upcoming year if the Company believes, in good faith, that for the services as set forth herein, the utilities and other infrastructure-related services performed by the Company Parties for the benefit of the Operator Parties for the upcoming year justify payment greater than the Annual Fee for such year. If the Company submits such a proposal to the Operator, the Operator agrees that it will negotiate in good faith with the Company to determine if the Annual Fee for the upcoming year should be increased and, if so, the amount of such increase. If the Parties cannot agree to the amount of an increase in the Annual Fee for that year, then the increase amount shall become an Arbitrable Dispute and governed in accordance with Section 22.3. Until the Parties are able to agree on the Annual Fee increase amount, if any, the Annual Fee for the preceding year shall continue to be the applicable fee and any subsequent increase decided upon shall be applied retroactively to the start of the year.
5.3Billing. The Company shall provide monthly invoices to the Operator for all reimbursements payable under this Agreement and the Operator shall reimburse the Company as specified in the monthly invoices within ten (10) days after its receipt of such invoice; provided, however, that notwithstanding anything herein to the contrary, no reimbursements

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shall be made hereunder to the extent such reimbursements are made pursuant to the Omnibus Agreement. The Company shall also include in such monthly invoices the applicable amount of the Annual Fee owed by the Operator and the Operator shall pay the Annual Fee as specified in the monthly invoices within ten (10) days after its receipt of such invoice. Any past due reimbursements or fees owed to the Company hereunder shall accrue interest, payable on demand, at the Prime Rate plus 400 basis points from the due date of the reimbursement or fee through the actual date of reimbursement or payment of the fee. Reimbursement or payment of any fee pursuant to this Section 5.3 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company. If any such reimbursement or fee shall be due and payable on a day that is not a Business Day, such reimbursement or fee shall be due and payable on the next succeeding Business Day. Notwithstanding any other provision in this Agreement, the Company shall have up to thirty (30) days after the end of a calendar quarter to issue an invoice to true-up all amounts owed by each party under this Agreement during the calendar quarter so ended.
5.4Contents of Invoices. Any invoice delivered by the Company to the Operator pursuant to Section 5.3 above shall set forth in detail the Company’s calculation of the charges for the Personnel Duties, the Company Services and the Ancillary Company Services, and shall be accompanied by information reasonably sufficient for the Operator to determine the accuracy of such invoice.
5.5Reimbursement Disputes. Notwithstanding any other provision of this Article 5, if the Operator in good faith disputes the correctness of any invoice submitted by the Company, the Operator shall promptly submit to the Company a written statement detailing the specific items disputed and shall reimburse the undisputed portion of the invoice within the time period specified for reimbursement hereunder. Any disputed items shall be subject to the dispute resolution procedures in Article 22, and any reimbursement determined to be due pursuant to said dispute resolution shall bear interest at the Prime Rate plus 400 basis points from the date on which said reimbursement otherwise would have been payable hereunder to the date such reimbursement is actually received by the Company.
ARTICLE 6
FEE ADJUSTMENTS
6.1Capital Expenditures.
(a)If during the course of the Term the Company determines that it is necessary to make certain Capital Expenditures related to the Company Services and the Ancillary Company Services, the Company may notify the Operator in writing of its desire to have the Operator pay for the Operator’s applicable portion of the cost of such Capital Expenditure.
(b)If within sixty (60) days after the Company provides the written notice requesting Capital Expenditures the Parties have not reached agreement on the need for such Capital Expenditures, then the matter shall become an Arbitrable Dispute and governed in accordance with Article 22. For the avoidance of doubt, if the Company’s Capital Expenditures are not approved, and the Company chooses to make such Capital Expenditures, the Company agrees to bear all costs associated therewith.

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(c)Notwithstanding anything to the contrary contained herein, in lieu of participating in the Capital Expenditures the Operator may choose at any time to terminate all of the Personnel Duties, Company Services and the Ancillary Company Services related to such Capital Expenditure.
ARTICLE 7
ACCESS AND AUDIT RIGHTS
The Parties and their respective representatives, upon reasonable notice and during normal working hours, shall have access to the accounting records and other documents maintained by the Counterparty, or any of its contractors and agents, which relate to this Agreement, and shall have the right to audit such records at any reasonable time or times during the Term and for a period of up to two (2) years after termination of this Agreement. The Party performing such audit shall have the right to conduct such audit no more than twice per calendar year and each audit shall be limited in time to no more than the present and prior two (2) calendar years. Claims as to defects in quality shall be made by written notice within ninety (90) days after the delivery in question or shall be deemed to have been waived. The right to inspect or audit such records shall survive termination of this Agreement for a period of two (2) years following the end of the Term. Each Party shall preserve, and shall cause all contractors or agents to preserve, all of the aforesaid documents for a period of at least two (2) years from the end of the Term. Notwithstanding any of the foregoing, if an Event of Default has occurred and is continuing with respect to a specific Party, the Counterparty shall have unlimited and unrestricted access to the accounting records and other documents maintained by the Counterparty, for so long as such Event of Default continues.
ARTICLE 8
ADDITIONAL COVENANTS
8.1Required Permits. During the Term, unless required by Applicable Law to be held by the Company Parties, the Operator shall, at its sole cost and expense, obtain, apply for, maintain, monitor, renew, and modify, as appropriate, any license, authorization, certification, filing, recording, permit, waiver, exception, variance, franchise, order or other approval with or of any Governmental Authority pertaining or relating to the operation of the Terminal (the “Required Permits”) as currently operated; provided, however, that if any Required Permits require the signature of, or any action by, any of the Company Parties, the Company shall cause such Company Party to reasonably cooperate with the Operator (at the Operator’s expense) so that the Operator may obtain and maintain such Required Permits either for the Operator or the applicable Operator Party. Neither the Company nor the Operator shall do anything in connection with the performance of their respective obligations under this Agreement that causes a termination or suspension of the Required Permits.
8.2Existing Obligations. The execution of this Agreement by the Parties does not reduce any existing obligations of such Parties and does not confer any obligation or responsibility on (a) the Company Parties in connection with: (i) any existing or future environmental condition at the Terminal, including, the presence of a regulated or hazardous substance on or in environmental media at the Terminal (including the presence in surface water, groundwater, soils or subsurface strata, or air), including the subsequent migration of any such substance; (ii) any Environmental Law; (iii) the Required Permits; or (iv) any requirements arising under or relating to any Applicable Law pertaining or relating to the ownership and

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operation of the Terminal, or (b) the Operator Parties in connection with: (i) any existing or future environmental condition at the Refinery, including, the presence of a regulated or hazardous substance on or in environmental media at the Refinery (including the presence in surface water, groundwater, soils or subsurface strata, or air), including the subsequent migration of any such substance; (ii) any Environmental Law; (iii) the Required Permits; or (iv) any requirements arising under or relating to any Applicable Law pertaining or relating to the ownership and operation of the Refinery.

8.3	Records.
(a)Each Party shall (i) maintain the records required to be maintained by Applicable Law and shall make such records available to the other Parties upon reasonable request and (ii) immediately notify the other Parties of any violation or alleged violation of any Applicable Law relating to this Agreement and, upon request, shall provide to the other Parties all evidence of environmental inspections or audits by any Governmental Authority relating to this Agreement.
(b)All records or documents provided by any Party to any other Party shall, to the reasonable knowledge of the providing Party, accurately and completely reflect the facts about the activities and transactions to which they relate. Notwithstanding anything herein to the contrary, no Party shall be required to provide to any other Party any document that is determined by the disclosing Party’s legal counsel to be protected by an attorney-client privilege or attorney work product doctrine. Each Party shall promptly notify the other Parties if at any time such Party has reason to believe that any records or documents previously provided to the other Party are no longer accurate or complete.
ARTICLE 9
Representations
9.1Representations of the Operator Parties. The Operator Parties jointly and severally represent and warrant to the Company Parties that (a) this Agreement, the rights obtained and the duties and obligations assumed by the Operator Parties hereunder, and the execution and performance of this Agreement by the Operator Parties, do not directly or indirectly violate any Applicable Law with respect to the Operator Parties or any of their properties or assets, the terms and provisions of the Operator Parties’ organizational documents or any agreement or instrument to which the Operator Parties or any of their properties or assets are bound or subject; (b) the execution and delivery of this Agreement by the Operator Parties has been authorized by all necessary action; (c) the Operator Parties have the full and complete authority and power to enter into this Agreement and to provide the services hereunder; (d) no further action on behalf of the Operator Parties, or consents of any other party, are necessary for the provision of services hereunder; and (e) upon execution and delivery by the Operator Parties, this Agreement shall be a valid and binding agreement of the Operator Parties enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).

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9.2Representations of the Company Parties . The Company Parties jointly and severally represent and warrant to the Operator Parties that (a) this Agreement, the rights obtained and the duties and obligations assumed by the Company Parties hereunder, and the execution and performance of this Agreement by the Company Parties, do not directly or indirectly violate any Applicable Law with respect to the Company Parties or any of their property or assets, the terms and provisions of the Company Parties’ organizational documents or any agreement or instrument to which the Company Parties or any of their property or assets are bound or subject; (b) the execution and delivery of this Agreement by the Company Parties has been authorized by all necessary action; (c) the Company Parties have the full and complete authority and power to enter into this Agreement; (d) no further action on behalf of the Company Parties, or consents of any other party, are necessary for the provision of services hereunder; and (e) upon execution and delivery by the Company Parties, this Agreement shall be a valid and binding agreement of the Company Parties enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).
ARTICLE 10
INSURANCE
Unless the Operator Parties provide notice that they will obtain insurance coverage independently from the Company Parties, the Company, directly or through one of its Affiliates, shall procure and maintain in full force and effect throughout the Term insurance in sufficient amounts and coverage consistent with Prudent Industry Practice similar to the coverage currently in place for the officers, directors, and assets of the Operator Parties; provided, however, that in either case, each Operator Party shall be the insured party under its respective insurance policy.
ARTICLE 11
FORCE MAJEURE
11.1Force Majeure. In the event that a Party (the “Force Majeure Party”) is rendered unable, wholly or in part, by a Force Majeure event to perform its obligations under this Agreement, then such Party shall within a reasonable time after the occurrence of such event of Force Majeure deliver to the Counterparty written notice (a “Force Majeure Notice”) including full particulars of the Force Majeure event, and the obligations of the Parties, to the extent they are affected by the Force Majeure event, shall be suspended for the duration of any inability so caused. The Force Majeure Party shall identify in such Force Majeure Notice the approximate length of time that it believes in good faith such Force Majeure event shall continue. The Operator shall be required to pay any amounts accrued and due under this Agreement at the time of the start of the Force Majeure event. The cause of the Force Majeure event shall so far as possible be remedied with all reasonable efforts, except that no Party shall be compelled to resolve any strikes, lockouts or other industrial or labor disputes other than as it shall determine to be in its best interests. Prior to the second (2nd) anniversary of the Commencement Date, any suspension of the obligations of the Parties under this Section 11.1 as a result of a Force Majeure event that adversely affects the Company’s ability to perform the services it is required to perform under this Agreement shall extend the Term for the same period of time as such Force Majeure event continues (up to a maximum of one year) unless this Agreement is terminated under in accordance with Section 2.4.

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ARTICLE 12
SERVICES COUNCIL
12.1Formation of Services Council. The Parties agree to form a Services Council to handle the matters as described in this Article 12. Each Party may choose to include in the Services Council meetings such knowledgeable Persons as may assist either Party in their consultations.
12.2Meetings. The Services Council shall meet at such times as either Party may reasonably request, or at such times as agreed by the Parties, to discuss any aspect of the subject matter of this Agreement. It is the Parties’ intent that the Services Council shall serve as the vehicle for complete and timely communications about the operating plans of one Party that could materially affect the operations of the other (including maintenance or repair activities, approval of Capital Expenditures, or major changes in operations that could result in a disruption of any Service or Ancillary Service), as well as a forum for prompt resolution of any disputes in the initial meeting between the Parties.
ARTICLE 13
EVENT OF DEFAULT: REMEDIES UPON EVENT OF DEFAULT
13.1Event of Default. Notwithstanding any other provision of this Agreement, but subject to Article 22, the occurrence of any of the following shall constitute an “Event of Default”:
(a)Operator fails to make a reimbursement or pay the Annual Fee when due (i) under Article 5 within five (5) Business Days after a written demand therefor or (ii) under any other provision hereof within seven (7) Business Days;
(b)other than a default described in Sections 13.1(a) or 13.1(c), if the Company Parties or the Operator Parties fail to perform any material obligation or covenant made to the Counterparty under this Agreement, which is not cured to the reasonable satisfaction of the Counterparty within fifteen (15) Business Days after the date that such Party receives written notice that such obligation or covenant has not been performed;
(c)any Party breaches any representation or warranty made by such Party hereunder, or such warranty or representation proves to have been incorrect or misleading in any material respect when made; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the Counterparty within fifteen (15) Business Days after the date that such Party receives notice that corrective action is needed; or

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(d)any Party files a petition or otherwise commences or authorizes the commencement of a proceeding or case under any bankruptcy, reorganization or similar law for the protection of creditors, or have any such petition filed or proceeding commenced against it and such proceeding is not dismissed for sixty (60) days.
13.2Termination. Except as set forth in Section 13.1(d), without limiting any other provision of this Agreement, if an Event of Default with respect to any Party (such defaulting Party, the “Defaulting Party”) has occurred and is continuing, the Non-Defaulting Party shall have the right, immediately and at any time(s) thereafter, to suspend its performance or terminate this Agreement upon written notice to the Defaulting Party.
13.3Set Off. If an Event of Default occurs, the Non-Defaulting Party may, without limitation on its rights under this Article 13, set off amounts which the Defaulting Party owes to it against any amounts which it owes to the Defaulting Party (whether hereunder, under any other agreement or contract or otherwise and whether or not then due). Any net amount due hereunder shall be payable by the Party owing such amount within one (1) Business Day of termination.
13.4No Preclusion of Rights. The Non-Defaulting Party’s rights under this Section 13.4 shall be in addition to, and not in limitation of, any other rights which the Non‑Defaulting Party may have (whether by agreement, operation of law or otherwise), including any rights of recoupment, setoff, combination of accounts, as a secured party or under any other credit support. The Defaulting Party shall indemnify and hold the Non-Defaulting Party harmless from all costs and expenses, including reasonable attorney fees, incurred in the exercise of any remedies hereunder.
ARTICLE 14
INDEMNIFICATION
14.1Indemnification by Operator. The Operator shall defend, indemnify and hold harmless the Company Parties, their respective Affiliates, and their respective directors, officers, employees, representatives, agents, contractors, successors and permitted assigns (collectively, the “Company Indemnitees”) from and against any Liabilities directly or indirectly arising out of (a) any breach by the Operator Parties of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of the Operator Parties made herein or in connection herewith proving to be false or misleading, (b) any personal injury incurred by any representative of the Operator Parties (including any Operator Inspector) while at the Refinery, (c) any failure by the Operator Parties, their Affiliates or any of their respective employees, representatives (including any Operator Inspector), agents or contractors to comply with or observe any Applicable Law, or (d) injury, disease, or death of any Person or damage to or loss of any property, fine or penalty, any of which is caused by the Operator Parties, their Affiliates or any of their respective employees, representatives (including any Operator Inspector), agents or contractors in the exercise of any of the rights or obligations hereunder or the handling or transportation of any crude oil hereunder, except to the extent of the Company’s obligations under Section 14.2 below, and except to the extent that such injury, disease, death, or damage to or loss of property, fine or penalty was caused by the gross or sole negligence or willful misconduct on the part of the Company Indemnitees, their Affiliates or any of their respective employees, representatives, agents or contractors. Notwithstanding the foregoing, the Operator’s liability to the Company Indemnitees pursuant to this Section 14.1 shall be net

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of any insurance proceeds actually received by the Company Indemnitees or any of their respective Affiliates from any third party with respect to or on account of the damage or injury which is the subject of the indemnification claim. The Company agrees that it shall, and shall cause the other Company Indemnitees to, (i) use all commercially reasonable efforts to pursue the collection of all insurance proceeds to which any of the Company Indemnitees are entitled with respect to or on account of any such damage or injury, (ii) notify the Operator of all potential claims against any third party for any such insurance proceeds, and (iii) keep the Operator fully informed of the efforts of the Company Indemnitees in pursuing collection of such insurance proceeds.
14.2Indemnification by Company. The Company shall defend, indemnify and hold harmless the Operator Parties, their respective Affiliates, and their respective directors, officers, employees, representatives, agents, contractors, successors and permitted assigns (collectively, the “Operator Indemnitees”) from and against any Liabilities directly or indirectly arising out of (a) any breach by the Company Parties of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of the Company Parties made herein or in connection herewith proving to be false or misleading, (b) any personal injury incurred by any representative of the Company Parties (including any Company Inspector) while at the Terminal, (c) any failure by the Company Parties, their respective Affiliates or any of their respective employees, representatives (including any Company Inspector), agents or contractors to comply with or observe any Applicable Law, or (d) injury, disease, or death of any Person or damage to or loss of any property, fine or penalty, any of which is caused by the Company Parties, their respective Affiliates or any of their respective employees, representatives (including any Company Inspector), agents or contractors in the exercise of any of the rights or obligations hereunder or the refining, transportation, handling and storage of any crude oil hereunder, except to the extent of the Operator’s obligations under Section 14.1 above, and except to the extent that such injury, disease, death, or damage to or loss of property, fine or penalty was caused by the gross or sole negligence or willful misconduct on the part of the Operator Indemnitees, their Affiliates or any of their respective employees, representatives, agents or contractors. Notwithstanding the foregoing, the Company’s liability to the Operator Indemnitees pursuant to this Section 14.2 shall be net of any insurance proceeds actually received by the Operator Indemnitees or any of their respective Affiliates from any third party with respect to or on account of the damage or injury which is the subject of the indemnification claim. The Operator agrees that it shall, and shall cause the other Operator Indemnitees to, (i) use all commercially reasonable efforts to pursue the collection of all insurance proceeds to which any of the Operator Indemnitees are entitled with respect to or on account of any such damage or injury, (ii) notify the Company of all potential claims against any third party for any such insurance proceeds, and (iii) keep the Company fully informed of the efforts of the Operator Indemnitees in pursuing collection of such insurance proceeds.
14.3EXPRESS REMEDY. THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

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ARTICLE 15
Limitation on Damages
Notwithstanding anything to the contrary contained herein, neither Party shall be liable or responsible to any Counterparty or such other Party’s affiliated Persons for any consequential, punitive, special, incidental or exemplary damages, or for loss of profits or revenues (collectively referred to as “Special Damages”) incurred by such Party or its affiliated Persons that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability; provided, however, that the foregoing limitation is not intended and shall not affect Special Damages in connection with any third-party claim or imposed in favor of unaffiliated Persons that are not Parties to this Agreement; provided, further, that to the extent an indemnitor hereunder receives insurance proceeds with respect to Special Damages that would be indemnified hereunder if not for this Article 15, such indemnitor shall be liable up to the amount of such insurance proceeds (net any deductible and premiums paid with respect thereto).
ARTICLE 16
CONFIDENTIALITY
16.1Obligations. Each Party shall use commercially reasonable efforts to retain the Counterparty’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 16.1. Each Party further agrees to take the same care with the Counterparty’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.
16.2Required Disclosure. Notwithstanding Section 16.1 above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, including the rules and regulations of the Securities and Exchange Commission, or is required to disclose pursuant to the rules and regulations of any national securities exchange upon which the receiving Party or its parent entity is listed, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall reasonably cooperate with the disclosing Party (at the disclosing Party’s cost) in allowing the disclosing Party to obtain such protective order or other relief.
16.3Return and Destruction of Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such

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Party’s customary procedures and policies; provided, however, that notwithstanding any termination or expiration of this Agreement, any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 16.3, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law for so long as such Confidential Information is retained.
16.4Receiving Party Personnel. The receiving Party shall limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party shall be made aware of the confidentiality provision of this Agreement, and shall be required to abide by the terms thereof. Any third-party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement shall expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.
16.5Survival. All audit rights under Article 7 and the obligation of confidentiality under this Article 16 shall survive the termination of this Agreement for a period of two (2) years.
ARTICLE 17
CHOICE OF LAW
This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Subject to Article 22, the Parties agree to the venue and jurisdiction of the federal or state courts located in the State of Delaware for the adjudication of all disputes arising out of this Agreement.
ARTICLE 18
ASSIGNMENT
18.2Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties hereto; provided, however, that the Operator may make a collateral assignment of this Agreement solely to secure financing for the Operator and its subsidiaries; provided, however, the Company may subcontract any of the Company Services, Personnel Duties or Ancillary Company Services provided by the Company hereunder so long as such Company Services, Personnel Duties or Ancillary Company Services continue to be provided in a manner consistent with past practices and Prudent Industry Practice.

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18.Terms of Assignment. Any assignment that is not undertaken in accordance with the provisions set forth above shall be null and void ab initio. A Party making any assignment shall promptly notify the other Party of such assignment, regardless of whether consent is required. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
ARTICLE 19
NOTICES
All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as Federal Express or UPS, one (1) Business Day after deposit therewith prepaid; or (d) if by email, one (1) Business Day after delivery with receipt confirmed. All notices shall be addressed to the Parties at the respective addresses as follows:
If to the Company Parties:
PBF Holding Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Matthew Lucey, President
Telecopy No: (973) 455-7500
Email: matthew.lucey@pbfenergy.com
with a copy, which shall not constitute notice, to:
PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Trecia Canty, General Counsel
Telecopy No: (973) 455-7500
Email: trecia.canty@pbfenergy.com
If to the Operator Parties:
PBF Logistics LP
c/o PBF Logistics GP LLC
2 One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Erik Young

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Telecopy No: (561) 899-4335
Email: erik.young@pbfenergy.com
with a copy, which shall not constitute notice, to:
PBF Logistics GP LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Jim Fedena, Senior Vice President
Telecopy No: (973) 455-7500
Email: jim.fedena@pbfenergy.com
or to such other address or to such other person as either Party shall have last designated by notice to the other Party.
ARTICLE 20
NO WAIVER; CUMULATIVE REMEDIES
20.1No Waivers. The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision of, or Event of Default under, this Agreement shall not operate or be construed as a waiver of any other breach of that provision or as a waiver of any breach of another provision of, Event of Default or potential Event of Default under, this Agreement, whether of a like kind or different nature.
20.2Cumulative Remedies. Each and every right granted to the Parties under this Agreement or allowed it by law or equity, shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.
ARTICLE 21
NATURE OF TRANSACTION, REGULATIONS OF PARTIES AND REGULATORY STATUS
21.1Independent Contractor. This Agreement shall not be construed as creating a partnership, association or joint venture among the Parties. It is understood that with respect to the services to be performed hereunder (a) the Operator Parties are an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make the Operator Parties, or any employee or agent of the Operator Parties, an agent or employee of the Company Parties, and (b) the Company Parties are an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make the Company Parties, or any employee or agent of the Company Parties, an agent or employee of the Operator Parties.
21.2No Agency. No Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person in the name of other Party; to assume, create, or incur any liability of any kind, express or implied, against or in the name of any of the other Party; or to otherwise act as the representative of the other Party, unless expressly authorized in writing by the other Party.

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21.3Regulatory Status. It is understood and agreed that neither Party is a utility and is not holding itself out to the other Party, to any entity or to the public at large to provide any utility service, and that by entering into this Agreement and taking the actions it takes pursuant to this Agreement shall not make it a utility or constitute providing utility service. Each Party agrees that it shall not propose, advocate, support or claim in any manner that any Service or Ancillary Service provided hereunder is a utility service or should be regulated in any manner. In the event that any government agency issues a decision, order or finding in any form that any Service provided herein is a utility service or is subject to regulation, the Service or Ancillary Service in question shall immediately terminate, and the Parties agree to work with each other and any public utility commission to provide transition services.
ARTICLE 22
DISPUTE RESOLUTION
22.1Procedure. In the event a dispute arises between the Company Parties and the Operator Parties regarding the application or interpretation of any provision of this Agreement, the Parties agree to use the procedures in this Article 22 to resolve any such disputes. Notwithstanding anything to the contrary contained herein, either Party may seek a restraining order, temporary injunction, or other provisional judicial relief if the Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo. The Parties will continue to participate in good faith in the procedures in this Article 22 despite any request for provisional relief.
22.2Initial Resolution Attempts. Either Party may initiate the dispute resolution procedures by sending written notice to the Counterparty specifically stating the complaining Party’s claim and requesting dispute resolution in accordance with this Article 22. The applicable statute of limitations shall be tolled as of the date of such written notice. No Event of Default shall occur if the subject matter underlying such potential Event of Default is the subject matter of any dispute that is pending resolution or arbitration under this Article 22 until such time that such dispute is resolved in accordance with this Article 22.
(a)Within fourteen (14) days after the complaining Party delivers the complaint, the Services Council shall hold a meeting to resolve the dispute.
(b)If the matter has not been resolved by the Services Council within thirty (30) days of notice being delivered in accordance with Section 22.2(a), unless the Services Council agrees to a longer period of time, the dispute shall become an Arbitrable Dispute and become subject to Section 22.3.
22.3Arbitration. Any and all Arbitrable Disputes (except to the extent injunctive relief is sought) shall be resolved through the use of binding arbitration using, in the case of an Arbitrable Dispute involving a dispute of an amount equal to or greater than $1,000,000 or non‑monetary relief, three arbitrators, and in the case of an Arbitrable Dispute involving a dispute of an amount less than $1,000,000, one arbitrator, in each case in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Article 22 and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Article 22 shall control the rights and obligations of the Parties. Arbitration must be initiated within the

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time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (“Respondent”) that Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed, and, in the of an Arbitrable Dispute involving a dispute of an amount less than $1,000,000, such third arbitrator shall act as the sole arbitrator, and the sole role of the first two arbitrators shall be to appoint such third arbitrator. Claimant shall pay the compensation and expenses of the arbitrator named by or for it, and Respondent shall pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. Claimant and Respondent shall each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties who have never been officers, directors or employees of the Operator, the Company or any of their Affiliates and (b) have not less than seven (7) years’ experience in the energy industry. The hearing shall be conducted in the State of Delaware or the Philadelphia Metropolitan area and commence within thirty (30) days after the selection of the third arbitrator. The Company, the Operator and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators shall be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award Special Damages. Notwithstanding anything herein the contrary, the Company may not dispute any amounts with respect to an invoice delivered in accordance with Article 5 that the Company has not objected to within one hundred twenty (120) days of receipt thereof.
ARTICLE 23
GENERAL
23.1Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
23.2Entire Agreement. This Agreement and the Omnibus Agreement together constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the Parties in connection therewith. No promise, representation or inducement has been made by any of the Parties concerning the subject matter of this Agreement and none of the Parties shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

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23.3Time is of the Essence. Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.
23.4No Third-Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.
23.5Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
23.6Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Party hereto as caused this Agreement to be as of the date first above written.
COMPANY:
PBF HOLDING COMPANY LLC

By:
Name: Trecia Canty
Title: Secretary

DELAWARE CITY REFINING:
DELAWARE CITY REFINING COMPANY LLC

By:
Name: Trecia Canty
Title: Secretary

TOLEDO REFINING:
TOLEDO REFINING COMPANY LLC

By:
Name: Trecia Canty
Title: Secretary

TORRANCE REFINING:
TORRANCE REFINING COMPANY LLC

By:
Name: Trecia Canty
Title: Secretary

TORRANCE LOGISTICS:
TORRANCE LOGISTICS COMPANY LLC

By:
Name: Trecia Canty
Title: Secretary

Signature Page to the Fifth Amended and Restated
Operation and Management Services and Secondment Agreement

CHALMETTE REFINING:
CHALMETTE REFINING, L.L.C.

By:
Name:     Trecia Canty
Title:     Secretary

PAULSBORO REFINING COMPANY LLC

By:
Name:     Trecia Canty
Title:     Secretary

GENERAL PARTNER:
PBF LOGISTICS GP LLC

By:
Name:     James Fedena
Title:     Senior Vice President

OPERATOR:

PBF LOGISTICS LP
By: PBF LOGISTICS GP LLC, its general partner

By:
Name:     James Fedena
Title:     Senior Vice President

OPERATOR SUBSIDIARIES:

DELAWARE CITY TERMINALING COMPANY LLC

By:
Name:     James Fedena
Title:     Senior Vice President

Signature Page to the Fifth Amended and Restated
Operation and Management Services and Secondment Agreement

TOLEDO TERMINALING COMPANY LLC

By:
Name:     James Fedena
Title:     Senior Vice President

DELAWARE PIPELINE COMPANY LLC
By:

Name:     James Fedena
Title:     Senior Vice President

DELAWARE CITY LOGISTICS COMPANY LLC

By:
Name:     James Fedena
Title:     Senior Vice President

PBFX OPERATING COMPANY LLC

By:
Name:     James Fedena
Title:     Senior Vice President

Signature Page to the Fifth Amended and Restated
Operation and Management Services and Secondment Agreement

Exhibit A
Stormwater Discharge, Wastewater Treatment and Containment

Delaware City Refinery

West Ladder Rack
Delaware Products Rack

•	Sewer collection sumps in the area of the West Ladder Rack and the connecting piping to the Refinery waste water treatment plant

Delaware Products Rack

•	Sewer collection sumps in the area of the Delaware Products Rack and the connecting piping to the Refinery waste water treatment plant

Delaware Products Pipeline

•	Valved connection from the Delaware Products Pipeline storm sewer catch basin to the Refinery landfill area.

•	Treatment at the Refinery Waste Water Treatment Plant or Offtest oil system for oil accumulated and removed from the Delaware Products Pipeline storm water catch basin or product collection sumps.

Toledo Refinery

•	Sewer line and piping to transport wastewater from sewer manhole #2004, located at Tank Farm #2 to Veolia for treatment

•	Operating agreement with Veolia for on-site treatment of wastewater

Chalmette Refinery

Chalmette Tank

•	Sewer collection sump in the diked area surrounding the Chalmette Tank and the connecting piping to the Refinery waste water treatment plant

•	Maintain Refinery’s existing containment area for use by Chalmette Tank

A-1

Exhibit B

Steam

Delaware City Refinery

West Ladder Rack

•	175 psig steam piping delivery system at 75,000 lbs/hr from the natural gas fired package boiler

•	Natural gas piping system to the package boiler

Delaware Products Rack

•	175 psig steam piping delivery system from the refinery steam system

Delaware Products Pipeline

•	175 psig steam piping delivery system from the refinery steam system to the Pipeline Booster Station

B-1

Exhibit C

Potable Water

Delaware City Refinery

Delaware Products Rack

•	Water supply contract with United Water (for bathroom use, not potable)

•	Potable water supply from the Refinery water system

Toledo Refinery

•	Potable water supply and firewater make up to #2 Tank Farm

C-1

Exhibit D

Roads and Grounds

Delaware City Refinery

•	Access roads and associated grounds through the refinery property to the West Ladder Rack property, Delaware Products Rack and Delaware Products Pipeline

Chalmette Refinery

•	Access roads and associates grounds through the refinery property to the Chalmette Tank

D-1

Exhibit E

Sanitary Sewer

•	Not applicable

E-1

Exhibit F

Electrical Power

Delaware City Refinery

•	One boiler and one turbo generator of the refinery electric power generation unit.

•	Loop-Electrical distribution system from the Boiler House, through switchgear 2 and feeder 66

•	WLR-Electrical distribution system from the Boiler House, through switchgears 14 and 15, feeders 70 and 71 and switchgear 450

Delaware Products Pipeline

•	Electrical distribution system from the Boiler House, through switchgears 7 & 10, feeders 44 & 45, sub-station 401, 2400v MCA 401-C and 401-D, to the Booster Pump Station pump motors

•	Electrical distribution system from the Boiler House, through switchgears 7 & 10, feeders 40/41, sub-station 402, 480v MCC 402-A, to the Booster Pump Station MOV’s.

Toledo Refinery

•	Electrical power supply from Toledo Edison

•	Electrical distribution system through substation 2, located on refinery property to substation 8, located on Tank Farm #2 property

Chalmette Refinery

•	Electrical power supply from Switchrack PE292

•	Electrical distribution system

F-1

Exhibit G

Emergency Response

Delaware City Refinery

•	Mutual Aid responders and equipment which would be needed in the event of a spill, fire, medical or other emergency, including ambulance, foam and pumper truck, foam supply

Toledo Refinery

•	Mutual Aid responders and equipment which would be needed in the event of a spill, fire, medical or other emergency, including ambulance, foam and pumper truck, foam supply

G-1

Exhibit H

Filter Press

•	Not applicable

H-1

Exhibit I

Fuel Gas

•	Not applicable

I-1

Exhibit J

API Solids

•	Not applicable

J-1

Exhibit K

Fire Water

Delaware City Refinery

•	Raw water supply from United Water

•	Fire water supply from the refinery firewater pumps and system piping

Toledo Refinery

•	Fire water supply and connected refinery pumps P-1916, P-1917, P-1918 and P‑1919

Chalmette Refinery

•	Raw water supply and interconnecting pipe

K-1

Exhibit L

Instrument/Compressed Air

Delaware City Refinery

•	Single instrument air compressor rated at 350scfm at 85psig and associated piping delivery system to the West Ladder Rack and Delaware Products Rack

L-1

Exhibit M

Rail Operations and Unloading

Delaware City Refinery

•	Railcar switching services to move railcars to and from the loop track, as needed and unloading crude from railcars

•	West Ladder Rack

•	Railcar switching services to move railcars to and from the West Ladder Rack, as needed, and unloading crude from railcars

Toledo Refinery

•	Maintenance and operational assistance to track crude unloading

M-1

Exhibit N

Vent System

Delaware City Refinery

West Ladder Rack

•	Piping and compressor associated with the refinery lowline vent system

Delaware Products Rack

•	Piping and compressor associated with the refinery lowline vent system from the loading arms

N-1

Exhibit O

Diesel

Delaware City Refinery

West Ladder Track

•	The supply and delivery of diesel fuel for the use in locomotive engines supplied by the refinery through third party contract arrangement

Exhibit P

Nitrogen

Delaware City Refinery

West Ladder Rack

•	The supply and delivery of nitrogen by the refinery through third party contract arrangements

P-1

Exhibit Q

Natural Gas

Toledo Refinery

•	Natural gas supply to the operator building located on Tank Farm #2 property

Q-1

Exhibit R

Propane

Delaware City Refinery

•	Piping system from refinery propane storage tanks to the Delaware Products Rack Vapor Combustion Unit

Exhibit B

Form of Precedent Agreement

PRECEDENT AGREEMENT
FOR THE FIRM TRANSPORTATION OF NATURAL GAS
This PRECEDENT AGREEMENT for the Firm Transportation of Natural Gas (“Precedent Agreement”) is made and entered into this ___ day of ____________, 2017, by and between PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, a Delaware limited liability company (“PNGPC”), and PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“PRC”), sometimes jointly referred to herein as the “Parties” or singly as a “Party.”
WITNESSETH:
WHEREAS, PNGPC is a natural gas pipeline company engaged in the transportation of natural gas in interstate commerce; and
WHEREAS, PRC owns and operates a petroleum refinery and associated facilities which are currently connected to the natural gas pipeline facilities of PNGPC; and
WHEREAS, PNGPC and PRC are parties to an existing firm transportation service agreement under the terms of which PRC takes delivery of natural gas for use in its operations (the “Existing Service Agreement”); and
WHEREAS, PNGPC owns and operates an existing interstate natural gas pipeline that originates in Delaware County, Pennsylvania, at an interconnection with Texas Eastern pipeline that runs under the Delaware River and terminates at the delivery point to PRC’s refinery in Paulsboro, Gloucester County, New Jersey, and is subject to regulation by FERC (as defined below); and
WHEREAS, PNGPC filed an application at FERC requesting authorization to abandon and replace its existing pipeline and to construct a new 24” pipeline (the “PNG Pipeline”) to substantially replace the existing pipeline and by its order dated September 7, 2016, FERC issued PNGPC a certificate of public convenience and necessity granting the requested authorization, including construction of the PNG Pipeline with a certificated capacity of 60,000 dekatherm per day (Dth/d) (“FERC Authorization”); and
WHEREAS, PNGPC is in the process of constructing the PNG Pipeline; and
WHEREAS, PRC desires to obtain firm transportation service from PNGPC on the PNG Pipeline, provided that PRC and PNGPC enter into a new firm transportation service agreement for the firm transportation service requested substantially in the form set forth in Exhibit A (the “FT Agreement”); and
WHEREAS, PNGPC, subject to the terms and conditions set forth in this Precedent Agreement, will: (1) seek the remaining governmental and regulatory authorizations which are required in order to construct the PNG Pipeline and provide the firm transportation service contemplated under the FT Agreement, (2) obtain all necessary easements and rights of way and (3) design, engineer, construct, install, test, inspect, operate, own and maintain the PNG Pipeline.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, PNGPC and PRC agree as follows:
1.    PNGPC’s Obligations.

a.
Government Approvals. PNGPC shall proceed with reasonable due diligence to obtain all required governmental authorizations from governmental authorities having competent jurisdiction and required to construct and operate the PNG Pipeline necessary to render the firm transportation service contemplated herein and specified in Exhibit A including but not limited to any required authorizations of FERC (the “PNGPC Authorizations”). PNGPC shall file and prosecute any and all applications for such pipeline authorizations in connection with the PNG Pipeline, including any supplements or amendments thereto and, if necessary, any petition for court review; provided, however, PNGPC shall pursue the PNGPC Authorizations in a manner designed to provide the firm transportation service contemplated herein in a timely manner.

b.
Construction of the PNG Pipeline. Subject to the terms and conditions of this Precedent Agreement, PNGPC agrees to use commercially reasonable efforts to expeditiously construct the PNG Pipeline in accordance with all applicable legal requirements.

2. Term; Evergreen Renewal; ROFR. Within thirty (30) days after fulfillment of the conditions precedent set forth in Paragraph 6, below, PNGPC and PRC shall enter into the FT Agreement, with a primary term from July 1, 2017, or such later date as service on the PNG Pipeline actually commences as provided in Paragraphs 4 and 5 of this Precedent Agreement, and ending fifteen (15) years from the actual service commencement date (the “Initial Term”); provided that following expiration of the Initial Term, PRC shall have annual evergreen renewal rights, for one year term extensions of the FT Agreement at the same rate and quantity, or portion of such quantity, as in effect at the end of the Initial Term or subsequent evergreen extended term, exercisable upon a minimum of six (6) months written notice. PRC shall also hold a one-time contractual right of first refusal (“ROFR”), effective at the end of the Initial Term, to be applicable to any portion of the quantity, exercisable upon sixty (60) days’ notice or such lesser notice provisions included in the tariff then applicable to the PNG Pipeline. Except as provided in Paragraphs 5, 7 and 8, this Precedent Agreement shall terminate automatically upon the execution of the FT Agreement by an officer or other authorized representative of both Parties.
3. PRC Options. For a period commencing on the in-service date of the PNG Pipeline, and ending five (5) calendar years later, to the extent that the certificated capacity of the PNG Pipeline is increased and subject to availability, PRC shall have the right to elect on three (3) occasions to increase its MVC (as defined in the FT Agreement) up to the remaining unsubscribed capacity of the PNG Pipeline at PRC’s transportation rate as set forth on Exhibit A. The minimum term for any resulting FT Agreement is 5 years.

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4. Rates. PRC agrees to pay a rate (the “Initial Transportation Rate”) for firm transportation service under the FT Agreement which is subject to adjustment based on Total Project Costs as determined in the manner under Exhibit A to the FT Agreement (the “Adjusted Transportation Rate”) Exhibit A. Such adjusted rate, once finally determined, will be applicable for the entire term of PRC’s FT Agreement, as specified on Exhibit A.
Such transportation rate shall be applicable to service under each FT Agreement during the entire term of such FT Agreement, as the same may be extended, regardless of any otherwise applicable maximum rate and shall be applicable at all primary and secondary points on the PNG Pipeline that are located in a zone covered by PRC’s primary transportation path(s); provided that the applicability of the transportation rate assumes that receipts and deliveries under the FT Agreement will be made at the prevailing operating pressures of the PNG Pipeline and that the transportation rate does not cover any non-conforming quality or pressure requirement at any receipt or delivery point.
PRC shall not be obligated to pay any other charges such as a commodity rate, ACA and any other additional authorized charges or surcharges applied pursuant to any FERC approved Gas Tariff applicable to PNG Pipeline (the “Tariff”) other than a charge for lost and unaccounted for gas (“L&U”) to be determined on an annual basis. Shipper shall furnish, or be credited if a gain, its pro rata share of the quantity of lost-and-unaccounted-for gas associated with rendering transportation service pursuant to this Agreement. L&U shall be determined based on actual L&U for the preceding year and an adjustment to true-up under- or over-recoveries over the course of the following year.

In the event PNGPC increases the certificated capacity of the PNG Pipeline, PNGPC agrees that the transportation rate payable by PRC under the FT Agreement shall be proportionately reduced to reflect the new capacity.
5.    PNGPC shall proceed with due diligence to construct and place in service the PNG Pipeline required to provide the firm transportation service contemplated herein. Title to, and risk of loss for, the PNG Pipeline shall, at all times, remain with PNGPC or one of its affiliates. PNGPC, upon request, will provide PRC with a status of the prosecution of applications for the PNGPC Authorizations and the construction of the PNG Pipeline.
If, after proceeding with due diligence, PNGPC is unable to provide firm transportation service for PRC under the FT Agreement by July 1, 2017, PNGPC shall continue to proceed with due diligence to complete arrangements for such service, and commence the firm transportation service for PRC at the earliest practicable date thereafter. In no event shall PNGPC be liable to PRC, or any affiliate of PRC, for any consequential damages incurred or sustained by PRC, or any affiliate of PRC, if, despite PNGPC’s exercise of due diligence, it is unable to obtain the governmental authorizations (or fulfill any other conditions) and complete the construction, testing, inspection, and initial start-up of the facilities and commence the firm transportation service contemplated herein and under the FT Agreement. Subject to the preceding sentence, each party retains all rights, remedies and defenses it may have at law or in equity in any such event.

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The provisions of this Paragraph 5 shall survive termination of this Precedent Agreement.
6.    Performance by PNGPC and PRC of the duties and obligations assumed by each Party in Paragraphs 2 and 4 of this Precedent Agreement is expressly made subject to the fulfillment or waiver of the following conditions precedent:

(a)
All appropriate and final governmental approvals and other applicable authorization must be obtained on terms acceptable to PNGPC, including approval of construction, rates and terms and conditions of service; and

(b)	All rights-of-way and other surface rights required to site and maintain the pipeline facilities along the route described herein must be obtained on terms and conditions acceptable to PNGPC.

7.    This Precedent Agreement and/or the FT Agreement shall be transferable and/or assignable, in whole or in part to any entity that (i) succeeds by purchase, merger, or consolidation of title to or assignment of the properties, substantially as an entirety, of PRC or (ii) is an affiliate or a subsidiary of PRC or a third party which supplies or enhances the operation of PRC (“Transferee”) subject to the credit conditions set forth in the third succeeding sentence. Each Transferee shall be entitled to the rights and shall be subject to the obligations of PRC under this Precedent Agreement and/or the FT Agreement. Otherwise, no assignment or transfer by PRC of its rights and obligations under this Precedent Agreement and the FT Agreement shall be made without the prior written consent of PNGPC. PNGPC agrees to consent to such assignment and release PRC from its obligations for the assigned rights and obligations under this Precedent Agreement and/or the FT Agreement if: (i) those obligations have been assumed by the Transferee, and (ii) (x) to the extent that the Transferee is not an affiliate of PRC, at the time of the assignment, (1) the Transferee demonstrates to PNGPC’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Precedent Agreement and/or the FT Agreement or (2) PRC agrees that the credit support it previously provided shall remain in place with respect to the obligations of such Transferee following such assignment and (y) to the extent that the Transferee is an affiliate of PRC, at the time of the assignment, the Transferee meets the requirements set forth in Exhibit B, “Credit Addendum,” or otherwise demonstrates to PNGPC’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Precedent Agreement. PNGPC may assign its rights and obligations under this Precedent Agreement without PRC’s prior written consent, but any such assignment shall be subject to assignee reasonably demonstrating to PNGPC and PRC that it is operationally and financially capable of meeting the obligations assumed under this Precedent Agreement. The provisions of this Paragraph 7 shall survive termination of this Precedent Agreement.

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8.    PRC agrees to comply with the creditworthiness provisions contained in Exhibit B, “Credit Addendum”, which is attached hereto and made a part hereof. Notwithstanding anything to the contrary provided in this Precedent Agreement or the FT Agreement, the terms contained in the Credit Addendum shall survive the expiration or termination of this Precedent Agreement for purposes of the FT Agreement and shall remain in effect until the FT Agreement terminates in accordance with its terms. In the event of assignment of this Precedent Agreement and/or the executed FT Agreement, PRC’s assignee or the permanent replacement PRC under the executed FT Agreement, as the case may be, shall be required to comply with the provisions contained in the Credit Addendum for the remaining term of the executed FT Agreement.
9.    This Precedent Agreement, along with the Exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter discussed herein. No modification of this Precedent Agreement shall be made except by the execution of a written amendment to this Precedent Agreement, which has been signed by an officer or other authorized representative of both Parties.
10.    The interpretation and performance of this Precedent Agreement shall be in accordance with the laws of the State of New York, without recourse to its conflict of laws rules or principles.
11.    Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Precedent Agreement, or any notice which either Party may desire to give to the other, shall be in writing and deemed to have been effectively given upon the third day following the day when same, properly addressed and postpaid, has been placed in the United States mail. It is expressly understood and agreed, however, that any communications referred to hereunder may first be delivered by electronic mail, facsimile or other means and shall be mailed as soon as practicable thereafter to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention:	Attention:

With a copy to:	With a copy to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention: General Counsel	Attention: General Counsel

Routine communications, including invoices, shall be considered as duly delivered when mailed by registered, certified or ordinary mail or email.
12. No presumption shall operate in favor of or against any Party as a result of any responsibility that such Party may have had for drafting this Precedent Agreement.
13. This Precedent Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which shall be part of one and the same

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document.

WHEREFORE, the Parties hereto have caused this Precedent Agreement to be duly executed by their proper officers thereunto duly authorized as of the day and year first above written.

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC
By:    _______________________________________
Name:
Title:

PAULSBORO REFINING COMPANY LLC

By:    _______________________________________
Name:
Title:

6

EXHIBIT A
To
Precedent Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated

____________ __, 2017
FIRM TRANSPORTATION SERVICE AGREEMENT
THIS AGREEMENT (“Agreement”), entered on _____________, 2017, between Paulsboro Natural Gas Pipeline Company LLC (“Transporter”) and Paulsboro Refining Company LLC (“Shipper”).
WITNESSETH:
WHEREAS, Transporter and Shipper are parties to an existing firm transportation service agreement dated as of July 11, 2011 (the “Existing Agreement”) pursuant to which Transporter provides natural gas transportation for Shipper over a natural gas pipeline system (the “Existing Pipeline”) extending from the existing 16-inch Line No. 1-A-1 of Texas Eastern Transmission, LP (“Texas Eastern”) in Delaware County, Pennsylvania, to the existing terminus at the Paulsboro Refinery, owned by Shipper located in Paulsboro, New Jersey (“Shipper’s Facilities”):
WHEREAS, Transporter will be replacing the Existing Pipeline with a new 24” pipeline with a certificated capacity of 60,000 dekatherm per day (Dth/d) (the “PNG Pipeline”) pursuant to which Transporter will provide natural gas for Shipper from Texas Eastern in Delaware County, Pennsylvania, to Shipper’s Facilities:
WHEREAS, subject to receipt of all necessary governmental authorizations, Transporter has agreed to provide such Transportation for Shipper subject to the terms and conditions set forth in this Agreement.
WHEREAS, Shipper has agreed to pay Transporter in the manner set forth in Article V of this Agreement for the transportation of natural gas on the PNG Pipeline, and
NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
1.1    “Maximum Daily Quantity” (“MDQ”) means the maximum daily quantity of natural gas, expressed in Dth, that Transporter is obligated under this Agreement to transport on behalf of Shipper.
1.2    “Point of Delivery” means the point of interconnection between Transporter’s Facilities and Shipper’s Facilities.

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1.3    “Point of Receipt” means the point of interconnection between Texas Eastern in Delaware County, Pennsylvania and Transporter’s Facilities.
1.4    “Shipper” means Paulsboro Refining Company LLC, the owner and operator of the Paulsboro Refinery located in Paulsboro, New Jersey, as well as its successors and assigns.
1.5    “Shipper’s Facilities” means the pipeline extending from the outlet side of the final metering facilities included in Transporter’s Facilities and the Paulsboro Refinery owned and operated by Shipper.
1.6    “Transporter” means Paulsboro Natural Gas Pipeline Company LLC, the owner of the PNG Pipeline.
1.7     “Transporter’s Facilities” means the PNG Pipeline.
ARTICLE II
QUANTITY AND POINT OF RECEIPT AND DELIVERY
Subject to the provisions of this Agreement, Transporter agrees to receive for the account of Shipper up to a MDQ of 60,000 Dth/d (“MVC”) of natural gas from Texas Eastern’s system, at the Point of Receipt, and to transport and deliver thermally equivalent volumes of gas to Shipper, at the Point of Delivery, on·a firm basis.
For a period commencing on July 1, 2017, or such later date on which service actually commences on the PNG Pipeline, and ending five (5) calendar years later, to the extent that the certificated capacity of the PNG Pipeline is increased and subject to availability, Shipper shall have the right to elect on three (3) occasions to increase its MVC up to the remaining unsubscribed certificated capacity of the PNG Pipeline. The minimum term for any resulting firm transportation service agreement is five (5) years.
ARTICLE III
QUALITY
All gas delivered by Texas Eastern to Transporter at the Point of Receipt and redelivered by Transporter to Shipper at the Point of Delivery will be merchantable gas and will conform to the specifications set forth in Texas Eastern’s currently effective gas tariff on file with the Federal Energy Regulatory Commission or any successor agency having jurisdiction over Texas Eastern.

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ARTICLE IV
TERM OF AGREEMENT
4.1    Term: This Agreement shall be effective as of ____________, 2017 and shall continue for a primary term of fifteen (15) years (“Initial Term”); provided that following expiration of the Initial Term, Shipper shall have annual evergreen renewal rights, for one year term extensions of this Agreement at the same rate and quantity, or portion of such quantity, as in effect at the end of the Initial Term or subsequent evergreen extended term, exercisable upon a minimum of six (6) months written notice. Shipper shall also hold a one-time contractual right of first refusal (“ROFR”), effective at the end of the Initial Term, to be applicable to any portion of the quantity, exercisable upon sixty (60) days’ notice or such lesser notice provisions included in the tariff then applicable to the PNG Pipeline. The Existing Agreement shall terminate automatically upon the commencement of transportation services hereunder.
ARTICLE V
PAYMENT
5.1    Rate: Shipper agrees to pay a rate (the “Initial Transportation Rate”) for firm transportation service under this Agreement which is subject to adjustment based on Total Project Costs as determined in the manner under Exhibit A hereto (the “Adjusted Transportation Rate”). Such adjusted rate, once finally determined, will be applicable for the entire term of this Agreement.
Such transportation rate shall be applicable to service under each this Agreement during the entire term of such this Agreement, as the same may be extended, regardless of any otherwise applicable maximum rate and shall be applicable at all primary and secondary points on the PNG Pipeline that are located in a zone covered by Shipper’s primary transportation path(s); provided that the applicability of the transportation rate assumes that receipts and deliveries under this Agreement will be made at the prevailing operating pressures of the PNG Pipeline and that the transportation rate does not cover any non-conforming quality or pressure requirement at any receipt or delivery point except as otherwise provided in this Agreement.
Shipper shall not be obligated to pay any other charges such as a commodity rate, ACA and any other additional authorized charges or surcharges applied pursuant to any FERC approved Gas Tariff applicable to PNG Pipeline (the “Tariff”) other than a charge for lost and unaccounted for gas (“L&U”) to be determined on an annual basis. Shipper shall furnish, or be credited if a gain, its pro rata share of the quantity of lost-and-unaccounted-for gas associated with rendering transportation service pursuant to this Agreement. L&U shall be determined based on actual L&U for the preceding year and an adjustment to true-up under- or over-recoveries over the course of the following year.
In the event PNGPC increases the certificated capacity of the PNG Pipeline, PNGPC agrees that the transportation rate payable by PRC under the FT Agreement shall be proportionately reduced to reflect the new capacity.
5.2    Statement: Each month, Transporter will render to Shipper a statement showing the amount due from Shipper to Transporter for the preceding month based on the MVC, the Adjusted Transportation Rate and the number of days in the month.

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5.3    Payment: Shipper will make payment of the amount due for services from Transporter as soon as practicable but within 10 business days after the statement rendered to Shipper.
5.4    Failure to Pay: Should Shipper fail to pay the full amount due Transporter when the same is due, as herein provided, interest thereon will accrue at interest rates established monthly by the Federal Energy Regulatory Commission, accruing from the date five days after the statement is rendered until same is paid.
ARTICLE VI
FORCE MAJEURE
6.1     Effect of Force Majeure: In the event of either Transporter or Shipper being rendered unable, by an event of force majeure affecting itself or a third party natural gas transporter or supplier delivering gas to Transporter, to carry out wholly or in part, its obligations under the provisions of this Agreement, it is agreed that the obligations of the party affected by such force majeure, other than the obligation to make payments hereunder, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall, so far as possible, be remedied with a reasonable dispatch.
6.2     Definition of Force Majeure: The term “force majeure” as employed herein shall mean acts and events not within the control of the party claiming suspension and shall include acts of God, strikes, lockouts or other industrial disturbances, inability to obtain pipe or other material or equipment or labor, wars, riots, insurrections, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, interruptions by government or court orders, present or future orders of any regulatory body having proper jurisdiction, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines, and any other cause whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, such party is unable to overcome. It is expressly recognized that transportation of natural gas by Transporter is dependent upon its receipt of such gas at the Point of Receipt, and that in the event that the third party transporter transporting or shipping gas to the Point of Receipt asserts force majeure, such event of force majeure asserted by such party shall constitute an event of force majeure for all purposes under this Agreement.
ARTICLE VII
NOTICE
7.1     Method of Notice: All notices, requests, statements or other communications provided under this Agreement shall be in writing. Written notice shall be given by personal delivery or by United States mail, postage prepaid, and addressed as follows:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor

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Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention:	Attention:

With a copy to:	With a copy to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention: General Counsel	Attention: General Counsel

7.2     Receipt of Notice: All written notices, requests, statements or other communications shall be deemed to have been sufficiently given if mailed postage prepaid by registered, certified, or regular mail and shall be deemed to have been duly delivered on the third business day following the date on which same was deposited in the United States mail, addressed in accordance with this Article VII. Shipper or Transporter may designate a different address to which notices, requests, statements, payments or other communication shall be sent proper notice as set forth in this Article VII.
ARTICLE VIII
MISCELLANEOUS
8.1     Pressure: Transporter shall undertake all reasonable efforts to cause the delivery of natural gas to Shipper at the Point of Delivery at Transporter’s line pressure.
8.2     Applicable Law: This Agreement and the rights and duties of Transporter and Shipper hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, without recourse to its conflict of laws rules or principles.
8.3    Waiver: No waiver by either Transporter or Shipper or more defaults by the other in performance of this Agreement shall operate or be construed as a waiver of any future default(s), whether of like or different character.
8.4    Headings: The headings of each of the various sections in this Agreement are included for convenience of reference only and shall have no effect on, or be deemed part of the text of, this Agreement.
8.5    Successors and Assigns: This Agreement shall be transferable and/or assignable, in whole or in part to any entity that (i) succeeds by purchase, merger, or consolidation of title to or assignment of the properties, substantially as an entirety, of Shipper or (ii) is an affiliate or a subsidiary of Shipper or a third party which supplies or enhances the operation of Shipper (“Transferee”) subject to the credit conditions set forth in the third succeeding sentence. Each Transferee shall be entitled to the rights and shall be subject to the obligations of Shipper under this Agreement. Otherwise, no assignment or transfer by Shipper of its rights and obligations under this Agreement shall be made without the prior written consent of Transporter. Transporter agrees to consent to such assignment and release Shipper from its obligations for the assigned rights and obligations under this Agreement if: (i) those obligations have been assumed by the Transferee, and (ii) (x) to the extent that the Transferee is not an affiliate of Shipper, at the time of the assignment, (1) the Transferee demonstrates to Transporter’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Agreement or

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(2) Shipper agrees that the credit support it previously provided shall remain in place with respect to the obligations of such Transferee following such assignment and (y) to the extent that the Transferee is an affiliate of Shipper, at the time of the assignment, the Transferee meets the requirements set forth in Exhibit B, “Credit Addendum,” or otherwise demonstrates to Transporter’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Agreement. Transporter may assign its rights and obligations under this Agreement without Shipper’s prior written consent, but any such assignment shall be subject to assignee reasonably demonstrating to Transporter and Shipper that it is operationally and financially capable of meeting the obligations assumed under this Agreement.
8.6.    Credit: Shipper agrees to comply with the creditworthiness provisions contained in Exhibit B, “Credit Addendum”, which is attached hereto and made a part hereof. Notwithstanding anything to the contrary provided in this Agreement, the terms contained in the Credit Addendum shall survive the expiration or termination of this Agreement and shall remain in effect until this Agreement terminates in accordance with its terms. In the event of assignment of this Agreement, Shipper’s assignee or the permanent replacement Shipper under this Agreement, as the case may be, shall be required to comply with the provisions contained in the Credit Addendum for the remaining term of this Agreement.
8.7    Filings: Each party shall make and diligently prosecute all necessary filings with governmental bodies as may be required for the initiation and continuation of the transportation service subject to this Agreement, as well as inform and, upon request, provide copies to the other party of all filing activities.

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IN WITNESS WHEREOF, Transporter and Shipper have caused this Agreement to be duly executed by their duly authorized officers in two (2) original counterparts as of February [ ], 2017.

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC
By:    _______________________________________
Name:
Title:

PAULSBORO REFINING COMPANY LLC
By:    _______________________________________
Name:
Title:

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EXHIBIT A
To
Firm Transportation Services Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated
____________ __, 2017

Transportation Service Commencement Date	Maximum Daily Transportation Quantity (in dekatherms)	Primary Receipt Point(s)	Primary Delivery Point Area(s)	Minimum Delivery Pressure Obligation (in psig)	Transportation Service Termination Date
*	60,000				*

The Initial Term of this Agreement shall be for a period of fifteen (15) years.
The Initial Transportation Rate under this Agreement shall be $0.39 per dekatherm and Shipper and Transporter agrees that such rate shall adjust to (i) reflect the change in the costs of the PNG Pipeline between the time of execution of this Agreement and the time when the PNG Pipeline is placed in-service and the abandonment of the Existing Pipeline is completed and (ii) an expansion of the PNG Pipeline to accommodate additional shippers.
Once the Total Project Costs are calculated by Transporter, Transporter shall calculate an Adjusted Transportation Rate using the following rate adjustment mechanism (“Total Project Cost Adjustment”):
“Total Project Costs” shall include the costs actually incurred by Transporter in connection with the construction of the PNG Pipeline and the abandonment of a portion of the Existing Pipeline to the extent such costs are for items set forth in Appendix 1.
For purposes of this calculation, base Cost = $53,000,000
Cost Adjustment = Total Project Costs/Base Cost -1
Rate Adjustment = Initial Transportation Rate x (Total Project Costs / Base Cost -1)
Finally, on an annual basis, commencing with January 1, 2019, the Transportation Rate or the Adjusted Transportation Rate, as the case may be, shall be increased by a percentage equal to the positive change, if any, in the CPI‑U during the first twelve (12) Month period beginning fifteen (15) Months preceding such January 1, as reported by the Bureau of Labor Statistics. “CPI-U” means the Consumer Price Index for All-Urban Consumers, U.S. City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics.

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EXHIBIT B
To
Firm Transportation Services Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated
____________ __, 2017

Credit Addendum
PBF Holding Company LLC (“PBF”), the direct parent of Paulsboro Refining Company LLC (“PRC”) has provided a guaranty (the “PBFH Guaranty”) to Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”), and except as otherwise provided in the Precedent Agreement or this Agreement, the PBFH Guaranty shall at all times throughout the term of this Agreement.

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EXHIBIT B
To
Precedent Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated
____________ __, 2017

Credit Addendum
PBF Holding Company LLC (“PBF”), the direct parent of Paulsboro Refining Company LLC (“PRC”) shall provide the attached guaranty (the “PBFH Guaranty”) to Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) concurrent with the execution of this Precedent Agreement between PNGPC and PRC, and except as otherwise provided in this Precedent Agreement or the FT Agreement, the PBFH Guaranty shall at all times throughout the term of this Precedent Agreement and the FT Agreement.

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GUARANTY
THIS GUARANTY (“Guaranty”) is made and entered into as of this __ day of _______, _______ by and between PBF Holding Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Guarantor”), in favor of Paulsboro Natural Gas Pipeline Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Beneficiary”) to secure the obligations of Paulsboro Refining Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Obligor”).
BACKGROUND
A.    Beneficiary has entered into, or anticipates entering into a firm transportation agreement dated __________, 2017 with Obligor, an affiliate of Guarantor, relating to the transportation of natural gas on Beneficiary’s pipeline (such agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the “Contract”).
B.    As a condition to entering into the Contract, Beneficiary has requested that Guarantor assure the performance of Obligor by executing and delivering to Beneficiary an instrument guaranteeing the obligations of Obligor under the Contract.
C.    Guarantor has determined that benefits accruing to Obligor under the Contract directly benefit, and that its execution, delivery and performance of this Guaranty is within the corporate purposes and in the best interests of Guarantor.
D.    Capitalized terms used herein without definition shall have the meanings ascribed to them in the Contract.
COVENANTS
NOW, THEREFORE, incorporating the Background Section herein, in consideration of the undertakings of Beneficiary pursuant to the Contract and intending to be legally bound, Guarantor hereby agrees as follows:
Section 1.    Guaranty. Guarantor, for itself and its successors and assigns acting through its duly authorized representatives, hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the full and prompt payment (not merely collection) to Beneficiary of any and all monetary obligations of Obligor with interest due thereon plus all reasonable expenses of obtaining performance including payment thereof or enforcing any collateral security therefor or this Guaranty, including court costs and reasonable attorney’s fees (collectively, the “Obligations”).
Section 2.    Guarantor’s Obligations Unconditional.
(a)    The liability of Guarantor hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any provision of the Contract; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the terms of the Contract; (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Obligor or any other guarantor or obligor in respect of the Obligations or Guarantor in respect hereof (except with respect to defenses relating to quality or quantity of goods sold or provided pursuant to a Contract); or (iv) any action or the absence of any action on the part of Beneficiary to obtain payment of the Obligations from Obligor or from Guarantor or from any other guarantor or obligor.

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(b)    This Guaranty (i) is a continuing guarantee and shall remain in full force and effect until all of the Obligations and other expenses guaranteed pursuant to Section 1 hereof have been paid; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded, avoided or rendered void as a preferential transfer, impermissible set-off, fraudulent conveyance or must otherwise be returned or disgorged by Beneficiary upon the insolvency, bankruptcy or reorganization of either Obligor or Guarantor or otherwise, all as though such rescinded, avoided or voided payment had not been made, and notwithstanding any action or failure to act on the part of Beneficiary in reliance on such payment.
(c)    Guarantor hereby consent(s) and agree(s) that Beneficiary may at any time, or from time to time, in its discretion: (i) renew and/or extend or accelerate the time of Obligor’s performance including payment, and/or the manner, place or terms of Obligor’s performance including payment of all or any contracts, instruments, loans, advances, credits and any other liability or Obligation, or any part or parts thereof, or any renewal or renewals thereof; (ii) exchange, release, and/or surrender all or any of the collateral security, if any, or any part or parts thereof (by whomsoever deposited), which is now or may hereafter be held by Beneficiary in connection with this Guaranty, or any or all of the contracts, instruments, loans, advances, credits, liability or Obligation hereinbefore referred to; (iii) sell and/or purchase any or all of such collateral at public or private sale and, after deducting all costs and expenses of every kind for collection, sale or delivery, the proceeds of any such sales may be applied by Beneficiary upon any Obligation of Obligor or upon any other liability of Guarantor to Beneficiary; and (iv) settle or compromise with Obligor and/or any other person or persons liable thereon, with respect to any and all contracts, instruments, loans, advances, credits, liabilities or Obligations which are hereby guaranteed by Guarantor, and or subordinate any payment of same or any part thereof to the payment of any other debts, claims, liabilities or Obligations which may at any time be due or owing to Beneficiary and/or other persons or corporations, all in such manner and upon such terms as Beneficiary may, in its sole discretion, see fit, and without notice to or further assent from Guarantor who hereby agree(s) to be and remain bound upon this Guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal or extension, and further notwithstanding that all Obligations of Obligor to Beneficiary outstanding, unperformed or unpaid at any time may exceed any amount prescribed in this Guaranty.
Section 3.    Waivers. Guarantor hereby waives (i) promptness and diligence; (ii) notice of the incurrence of any Obligation by Obligor; (iii) notice of any actions taken by Beneficiary or Obligor under the Contract or any other agreement or instrument relating thereto; (iv) acceptance of this Guaranty and reliance thereon by Beneficiary; (v) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of Guarantor hereunder or of any other guarantor, the omission of or delay in which, but for the provisions of this Section 3, might constitute grounds for relieving Guarantor of its obligations hereunder; (vi) any requirement that Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Obligor, Guarantor, any other person or any collateral; and (vii) notice of any election by Beneficiary to sell any of the property mortgaged, assigned or pledged as security for any of the Obligations at a public or private sale.

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Section 4.    Subrogation and Similar Rights. Guarantor will not exercise any rights which it may acquire by way of subrogation, indemnification or contribution, by reason of any payment made by it hereunder or otherwise, until after the date on which all of the Obligations shall have been satisfied in full and until such time, any such rights against Obligor shall be fully subordinate in lien and payment to any claim which Beneficiary now or hereafter has against Obligor. If Guarantor shall make payment to Beneficiary of all or any portion of the Obligations and all of the Obligations shall be paid in full, Beneficiary will, at the written request of Guarantor, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor, such subrogation to be fully subject and subordinate, however, to Beneficiary’s right to collect any other amounts which may be due to Beneficiary by Obligor.
Section 5.    Representations and Warranties. Guarantor hereby represents and warrants as follows:
(a)    Guarantor (i) is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation as set forth on the first page hereof; and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty.
(b)    The execution, delivery and performance by Guarantor of this Guaranty are within its limited liability company power, have been duly authorized by all necessary action, do not and will not conflict with or contravene or violate any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its property, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property.
(c)    No authorization or approval or other action by, and no notice to or filing with, any court or other governmental authority or other regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.
(d)    This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity
(e)    There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor’s ability to perform its obligations hereunder.

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Section 6.    Notices. Every notice and communication under this Agreement shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:
To the Guarantor as follows:
PBF Holding Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: SVP & General Counsel
Email: trecia.canty@pbfenergy.com
With a copy to:
PBF Holding Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: Credit Manager
Email: CreditOps@pbfenergy.com
If to Beneficiary:
Paulsboro Natural Gas Pipeline Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: SVP & General Counsel
Email: trecia.canty@pbfenergy.com

With a copy to:
Paulsboro Natural Gas Pipeline Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention:
Email:

Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party.

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Section 7.    Miscellaneous.
(a)    Guarantor will make each payment hereunder in lawful money of the United States of America and in same day funds to Beneficiary at its address as set forth in the Contract.
(b)    This Guaranty contains the entire agreement of the parties hereto with respect to the subject matter hereof. No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Beneficiary. No waiver of any provision of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(c)    No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder or under the Contract or any right against any other guarantor of the Obligations shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Beneficiary provided herein and in the Contract, and in any instrument signed by any other guarantor of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Beneficiary under the Contract, under this Guaranty and under any other guaranty of the Obligations against any party thereto are not conditional or contingent upon any attempt by Beneficiary to exercise any of its rights under the Contract, under this Guaranty or under any other guaranty of the Obligations against any such party or against any other person.
(d)    Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate the remaining provisions hereof or thereof, all of which shall be liberally construed in favor of Beneficiary in order to effect the provisions hereof.
(e)    The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which Guarantor may now or hereafter have against Obligor or Beneficiary, except payment of the Obligations.
(f)    This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (ii), Beneficiary may assign or otherwise transfer its rights under the Contract or under any other guaranty of the Obligations to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Beneficiary, herein or otherwise. Notwithstanding the foregoing clause (f)(i), none of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Beneficiary.

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(g)    This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
(h)    Guarantor agrees that any action or proceeding against Guarantor to enforce, or arising out of, this Guaranty may be commenced in state or federal court in any county in the State of New York, or in any other location where Guarantor or any of its property is located, and Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with Section 6 hereof.
(i)    The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.
(j)    Notwithstanding anything to the contrary in this Guaranty, the amount of Guarantor’s Obligations under this Guaranty shall in all events be limited to, but not in excess of, the maximum amount thereof (including applicable interest and penalties) not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, receivership, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §546, §547, §548, §550 and other “avoidance” provisions of Title 11 of the United States Code) applicable at any time to the Guarantor and this Guaranty.
Section 8.    Judicial Proceedings. Any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by Guarantor or Beneficiary, or any of their successors or assigns, on or with respect to this Guaranty or the dealings of Guarantor or Beneficiary with respect hereto, shall be tried only by a court and not by a jury. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, Guarantor waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, direct damages. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY.
Section 9.    Term. This Guaranty shall continue in full force and effect for a term not to exceed the length of the the Contract. Notwithstanding the foregoing, this Guaranty may be terminated at any time by Guarantor in accordance with the terms of the Contract.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by a representative thereunto duly authorized, as of the date first above written.

Attest:                            PBF HOLDING COMPANY LLC

By: _____________________            By: __________________________

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Name:                            Name:
Title:                            Title:

23

Exhibit C

Form of Expansion Rights and Right of First Refusal Agreement

EXPANSION RIGHTS AND RIGHT OF FIRST REFUSAL AGREEMENT
This EXPANSION RIGHTS AND RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is entered into on, and effective as of, [•], 2017 among PBF Energy Company LLC, a Delaware limited liability company (“PBF”), PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner”), and PBF Logistics LP, a Delaware limited partnership (the “Partnership”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
RECITALS:
A.    PBF and the Partnership entered into a Contribution Agreement, dated February 15, 2017 (the “Contribution Agreement”), whereby PBF agreed to contribute all of the outstanding limited liability company membership interests in Paulsboro Natural Gas Pipeline Company LLC, a Delaware limited liability company (“PNGPC”), to the Partnership in exchange for the consideration described therein and expressly conditioned upon the execution of this Agreement;
B.    As of the date hereof, the closing of the transactions contemplated under the Contribution Agreement has occurred, and PNGPC and Paulsboro Refining Company, LLC (“Paulsboro Refining”) have entered into a Precedent Agreement, pursuant to which Paulsboro Refining has agreed to ship natural gas on the PNG Pipeline (as defined below) on the terms set forth therein; and
C.    The PNG Pipeline currently consists of an 8” pipeline, but PNGPC has begun the construction of a new 24” pipeline (the “New Pipeline”) to replace a portion of the existing pipeline.
In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto herby agree as follows:
1.    Definitions. As used in the Agreement, the following terms shall have the respective meanings set forth below:
“Affiliate” is defined in the Contribution Agreement.
“Agreement” is defined in the introduction to this Agreement.
“Contribution Agreement” is defined in the recitals to this Agreement.
“control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of a majority of the voting securities, by contract or otherwise.

“General Partner” is defined in the introduction to this Agreement.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“New Pipeline” has the meaning set forth in the Recitals.
“Partnership” is defined in the introduction to this Agreement.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of PBF Logistics LP, dated as of September 15, 2014.
“Partnership Change of Control” means that PBF ceases to control the general partner of the Partnership.
“Partnership Entity” means the Partnership, and any Person controlled, directly or indirectly, by the Partnership.
“Paulsboro Refining” is defined in the recitals to this Agreement.
“PBF” is defined in the introduction to this Agreement.
“PBF Phase II Expansion Transaction” is defined in Section 3 below.
“Phase II Expansion” means any project that includes (i) any lateral pipeline that runs from the PNG Pipeline and/or (ii) any interconnection of the PNG Pipeline with another pipeline or other facility and/or (iii) any expansion of the services provided.
“Phase II Expansion ROFR” is defined in Section 2(a) below.
“Phase II Person” means any Person (other than a Partnership Entity) that directly or indirectly owns a Phase II Expansion or an undivided interest therein.
“Phase II Person ROFR” is defined in Section 2(a) below.
“PNG Pipeline” means (i) the existing natural gas pipeline owned by PNGPC that originates Delaware County, Pennsylvania, at an interconnection with Texas Eastern pipeline, runs under the Delaware River and terminates at the delivery point to the refinery owned by Paulsboro Refining in Gloucester County, New Jersey and (ii) the New Pipeline.
“PNGPC” is defined in the recitals to this Agreement.
“PNGPC ROFR” is defined in Section 2(a) below.
“Proposed Transaction” is defined in Section 2(b).

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“ROFR Asset/Interest” means each of the assets and/or equity interests set forth in clauses (i) through (iii) of Section 2(a) as being subject to the right of first offer described in Section 2(a).
“ROFR Governmental Approval Deadline” is defined in Section 2(d).
“ROFR Notice” is defined in Section 2(b).
“ROFR Period” is defined in Section 2(a).
“ROFR Response” is defined in Section 2(b).
2.    Right of First Refusal.
(a)    The Partnership hereby grants to PBF a right of first refusal as detailed in this Section 2 to the extent that (i) a Partnership Entity proposes to construct a Phase II Expansion (a “Phase II Expansion ROFR”), (ii) a Partnership Entity proposes to acquire a Phase II Expansion, an undivided interest therein or any direct or indirect equity interest in a Phase II Person (a “Phase II Person ROFR”) or (iii) a Partnership Entity proposes to sell or otherwise transfer the PNG Pipeline, any undivided interest therein or any direct or indirect equity interest in PNGPC (the “PNGPC ROFR”), subject to the terms and provisions described in this Section 2 (other than, in the case of clause (iii), (x) a sale or transfer to a wholly-owned Affiliate of the transferring Partnership Entity and such transferee assumes in writing the obligations under this Section 2 with respect to such ROFR Asset/Interest or (y) in connection with the foreclosure on such ROFR Asset/Interest by any lender under any credit agreement of the Partnership Entities).
(b)    If (i) a Phase II Expansion is proposed, (ii) a Partnership Entity proposes to acquire a Phase II Expansion, an undivided interest therein or a direct or indirect equity interest in a Phase II Person, or (iii) the Partnership proposes to sell or otherwise transfer the PNG Pipeline, an undivided interest therein or any direct or indirect equity interest in PNGPC, in each case, the Partnership shall give notice in writing (a “ROFR Notice”) to PBF of its intention to do so. The ROFR Notice shall include any material terms, conditions and details as would be necessary for PBF to make a determination whether to acquire all of a portion the ROFR Asset/Interest (any such acquisition, a “Proposed Transaction”). PBF shall have 90 days following receipt of the ROFR Notice to exercise its applicable right of first refusal by providing a written response (a “ROFR Response”) to the Partnership. The ROFR Response shall set forth the terms and conditions (including, without limitation, the purchase price that PBF proposes to pay and the other material terms of the purchase including, if applicable, the terms of any services agreement relating to the PNG Pipeline and/or a Phase II Expansion, as applicable, that would be entered into upon closing of the Proposed Transaction) pursuant to which PBF would be willing to enter into a binding agreement for the Proposed Transaction. If no ROFR Response is delivered by PBF within such 90-day period, then PBF shall be deemed to have waived its right of first refusal with respect to such ROFR Asset/Interest.

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(c)    Upon delivery by PBF of such ROFR Response within the required period, the Parties shall negotiate in good faith to enter into (and/or have one or more of their respective Affiliates enter into) a definitive agreement providing for the consummation of the Proposed Transaction upon the terms set forth in the ROFR Response including, if applicable, a service agreement relating to the PNG Pipeline and/or the Phase II Expansion, as applicable, to be entered into upon closing of the Proposed Transaction. Unless otherwise agreed between PBF and the Partnership, the terms of such definitive agreement shall include the following:
(i)    to the extent that the Proposed Transaction relates to a Phase II Person ROFR or a PNGPC ROFR, PBF will agree to deliver the purchase price (in cash, an interest-bearing promissory note, or any combination thereof agreed to by the Parties);
(ii)    to the extent that the Proposed Transaction relates to a Phase II Expansion ROFR, at Closing, PBF will proportionately assume the funding obligations with respect to the Phase II Expansion; and shall acquire an interest in PNGPC reflecting its contribution and entitling it to a priority return thereon;
(iii)    the Partnership will represent that it has good and marketable title to the ROFR Asset/Interest that is sufficient to operate the PNG Pipeline and/or the Phase II Expansion, subject to all recorded matters and all physical conditions in existence on the closing date for the purchase of the PNG Pipeline and/or the Phase II Expansion, as applicable, plus any other such matters as PBF may approve;
(iv)    the Partnership will grant PBF the right, exercisable at PBF’s risk and expense, to make such surveys, tests and inspections of the PNG Pipeline and/or Phase II Expansion, as applicable, as PBF may deem desirable, so long as such surveys, tests or inspections do not damage the PNG Pipeline and/or Phase II Expansion, as applicable, or interfere with the activities of Partnership or the operation of the PNG Pipeline and/or the Phase II Expansion, as applicable (except that any invasive or destructive testing shall be subject to the reasonable approval of the Partnership), with such right exercisable by PBF from and after the delivery of the ROFR Notice, except in the case of the acquisition by a Partnership Entity of a Phase II Expansion, an undivided interest therein or an equity interest in a Phase II Person, in which case, such right shall be exercisable from and after the closing of the acquisition of such ROFR Asset/Interest by the Partnership; provided, that, prior to such closing, the Partnership shall use commercially reasonable efforts to cause the seller of such Phase II Expansion, undivided interest therein or equity interest in a Phase II Person to provide the rights described in this Section 2(c)(iv) as promptly as possible following the delivery of the ROFR Notice;
(v)    PBF will have the right to terminate its obligation to purchase the ROFR Asset/Interest under this Section 2 if the results of any searches under Section 2(c)(iii) or (iv) above are, in the reasonable opinion of PBF, unsatisfactory;
(vi)    the closing date for the purchase of the ROFR Asset/Interest shall occur no later than (A) 180 days following receipt by the Partnership of the ROFR Response or, (B) in the case of the acquisition by a Partnership Entity of a Phase II Expansion or an equity interest in a Phase II Person, 180 days following the closing of the acquisition of such ROFR Asset/Interest by the Partnership, in each case, unless otherwise agreed to by the Parties;

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(vii)    the Parties shall use commercially reasonable efforts to do or cause to be done all things that may be reasonably necessary or advisable to effectuate the consummation of any Proposed Transaction contemplated by this Section 2, including causing their respective Affiliates to execute, deliver and perform all documents, notices, amendments, certificates, instruments and consents required in connection therewith; and
(viii)    the Parties acknowledge that all potential Proposed Transactions pursuant to this Section 2 are subject to obtaining any and all required written consents of Governmental Authorities or other third parties and neither Party shall have any obligation to consummate a Proposed Transaction if any such consents have not been obtained, except for such consents that would not have a material adverse effect on PNGPC of its business or the operation of the PNG Pipeline and/or Phase II Expansion, as applicable; and to the extent PBF elects to waive such obligation with respect to any consent.
(d)    The Parties shall cooperate in good faith in obtaining all necessary governmental and other third party approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the HSR Act; provided, however, that if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, within 12 months of the deadline in Section 2(c)(vi), then the Partnership shall be free to enter into a Proposed Transaction with any third party pursuant to Section 2(e).
(e)    If PBF has not timely delivered a ROFR Response as specified above with respect to a Proposed Transaction that is subject to a ROFR Notice, the owner of the ROFR Asset shall be free to enter into a Proposed Transaction with any third party on terms and conditions no more favorable to such third party than those set forth in the ROFR Notice. If such Proposed Transaction with PBF is not consummated by the applicable deadline provided for in Section 2(c)(vi) or, if applicable, Section 2(d), the Partnership shall be free to enter into a Proposed Transaction with any third party on terms and conditions that are no more favorable to such third party than those proposed in respect of PBF in the ROFR Response.
(f)    If a Proposed Transaction with a third party is not consummated as provided in Section 2(e) within nine months of, as applicable, PBF’s failure to timely deliver a ROFR Response with respect to such Proposed Transaction that is subject to a ROFR Notice, the applicable deadline provided for in Section 2(c)(vi) or Section 2(d), then, in each case, the Partnership may not consummate the Proposed Transaction described in such ROFR Notice without complying again with the provisions of this Section 2.
(g)    Notwithstanding the foregoing provisions of this Section 2, in the case of a Proposed Transaction where the Partnership would acquire a Phase II Expansion, an undivided interest therein or a direct or indirect equity interest in a Phase II Person, with the prior consent of the Partnership and the seller of such Phase II Expansion, undivided interest therein or equity interest in a Phase II Person, PBF may elect to acquire such Phase II Expansion, undivided interest therein or equity interest in a Phase II Person directly from such seller.

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3.    Expansion Rights. The Partnership also agrees that PBF shall have the right at any time to cause the Partnership and PNGPC to construct a Phase II Expansion, at PBF’s sole cost, in exchange for which PBF will acquire an interest in PNGPC reflecting its contribution and entitling it to a priority return thereon (the “PBF Phase II Expansion Transaction”). The Parties shall enter into (and/or have one or more of their respective Affiliates enter into) a definitive agreement providing for the consummation of the PBF Phase II Expansion Transaction including, if applicable, a service agreement relating to the PNG Pipeline and/or the Phase II Expansion.
4.    Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware. The Parties agree to the venue and jurisdiction of the federal or state courts located in the State of Delaware for the adjudication of all disputes arising out of this Agreement.
5.    Notice. All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) business days after mailing, provided said notice is sent first class, postage prepaid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by email, one (1) business day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:
If to PBF Holding:
PBF Holding Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Matthew Lucey, President
Telecopy No: (973) 455-7562
Email: matthew.lucey@pbfenergy.com

If to PBF Energy:
PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Trecia Canty, Esq., General Counsel
Telecopy No: (973) 455-3654
Email: trecia.canty@pbfenergy.com

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If to the Partnership Group:
PBF Logistics GP LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Erik Young, Chief Financial Officer
Telecopy No: (973) 455-7562
Email: erik.young@pbfenergy.com
with a copy, which shall not constitute notice, to:

PBF Logistics LP
c/o PBF Logistics GP LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Jim Fedena, Senior VP, Logistics
Telecopy No: (973) 455-7562
Email: jim.fedena@pbfenergy.com

or to such other address or to such other person as either Party will have last designated by notice to the other Party.
6.    Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
7.    Termination of Agreement. This Agreement may be terminated by the PBF upon a Partnership Change of Control.
8.    Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.
9.    Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.
10.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
11.    Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

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12.    Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
13.    Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first above written.

PBF ENERGY COMPANY LLC

By:
Name: Matthew Lucey
Title: President

PBF LOGISTICS GP LLC

By:
Name: Erik Young
Title: Senior Vice President & Chief Financial Officer

PBF LOGISTICS LP

by:    PBF Logistics GP LLC,
its general partner

By:
Name: Erik Young
Title: Senior Vice President & Chief Financial Officer

Expansion Rights and Rights of First Refusal Agreement

Exhibit D

Form of Great Lakes Litigation Assignment

Exhibit D

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND assumption agreement, dated as of [______], 2017 (this “Assignment”), is entered into by and between Paulsboro Natural Gas Pipeline Company LLC, a Delaware limited liability company (“Assignor”), and PBF Energy Company LLC, a Delaware limited liability company (“Assignee”). Each of Assignor and Assignee are referred to herein as a “Party” and together as the “Parties.”
RECITALS
Whereas, Assignee is a party to that certain Contribution Agreement, dated as of February 15, 2017 (the “Contribution Agreement”), by and between Assignee and PBF Logistics LP, a Delaware limited partnership (the “Partnership”), pursuant to which the Assignee and the Partnership have agreed, among other things, that this Assignment be delivered in connection with the Closing (as defined in the Contribution Agreement); and
Whereas, Assignee and Assignor now desire to evidence and effectuate the assignment by Assignor, and the assumption by Assignee, of all of Assignor’s right, title and interest in and to, and all obligations and liabilities associated with, that certain litigation styled Paulsboro Natural Gas Pipeline Company LLC and Paulsboro Refining Company LLC v. Great Lakes Dredge & Dock, U.S. Army Corps of Engineers; Gahagan & Bryant Associates filed in the Federal Court in Gloucester County, New Jersey on November 19, 2015, and any other litigation that arises out of the same set of facts and circumstances that gave rise to such proceeding (the “Great Lakes Litigation”);
Now, therefore, in consideration of the mutual covenants set forth in the Contribution Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:
1.Assignment and Assumption. Effective concurrently with the Closing, Assignor hereby assigns to Assignee, and Assignee hereby accepts and assumes, and agrees to pay, honor, perform and discharge, all right, title and interest in and to, and all obligations and liabilities associated with, the Great Lakes Litigation. From and after the Closing, Assignor shall not have any right, title or interest in or to, or any liability or obligation associated with, the Great Lakes Litigation.

2.Further Assurances. The Parties agree that they will take whatever action or actions found to be reasonably necessary to give full force and effect to this Assignment or to any of its provisions.

3.Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed counterpart of a signature page of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have, for all purposes, the same legal effect as delivery of a manually executed counterpart.

4.Entire Agreement; Binding Effect. This Assignment embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein and supersede all other prior agreements and understandings among the Parties with respect to such subject matter. This Assignment may not be modified, amended or superseded except in a writing signed by each Party. This Assignment is binding upon, inures to the benefit of, and is enforceable by each of the Parties and their respective successors and permitted assigns.

5.Governing Law. This Assignment shall be governed and construed in accordance with the Laws of the State of Delaware without regard to the laws that might be applicable under conflicts of laws principles.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.
ASSIGNOR:

Paulsboro Natural Gas Pipeline Company LLC

By:
Name: Erik Young
Title: Senior Vice President & Chief Financial Officer

ASSIGNEE:

PBF LOGISTICS LP

PBF ENERGY COMPANY LLC

By:
Name: Trecia Canty
Title: Senior Vice President & General Counsel

{Signature Page to Assignment and Assumption Agreement (Great Lakes Litigation)}

Exhibit E
Form of Promissory Note

INTERCOMPANY PROMISSORY NOTE
$___________         ______________, 2017

FOR VALUE RECEIVED, Paulsboro Natural Gas Pipeline Company LLC, a Delaware limited liability company (“Maker” or “PNGPC”), promises to pay to the order of PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“Paulsboro Refining”; Paulsboro Refining together with its successors and assigns, the “Holder”), at its office address at One Sylvan Way, Second Floor, Parsippany, New Jersey 07054, or at such other place or to such account as the Holder may from time to time designate in writing, the principal sum of ____________________________ Dollars ($_______), in lawful money of the United States of America and in immediately available funds, together with interest thereon at the rate(s) as provided in this Intercompany Promissory Note (this “Note”). This Note is executed to reflect amounts owing by PNGPC to Paulsboro Refining in respect of payments made by Paulsboro Refining on behalf of PNGPC pursuant to one or more agreements relating to the Project.
1.    Maturity; Payments. The outstanding principal amount of this Note, together with all accrued, unpaid interest thereon, shall be due and payable on the Maturity Date (as defined below). Maker shall have the right from time to time to prepay in whole or in part, without notice, penalty, or premium, the outstanding principal under this Note, provided only that Maker simultaneously pays interest to the date of such prepayment.

2.    Interest.
(a)    For the period prior to and including the Maturity Date, the outstanding principal under this Note shall bear interest at a rate equal to the lesser of (i) the per annum rate charged on Eurodollar Rate Loans as defined in the hereinafter defined Senior Credit Agreement, as such rate may change from time to time and irrespective of whether any such Eurodollar Rate Loans are actually outstanding under the Senior Credit Agreement, and (ii) eight percent (8%) per annum.
(b)    Notwithstanding the foregoing, all overdue principal and other overdue amounts shall thereafter bear interest payable on demand at a rate per annum equal to the lesser of (i) the rate charged to Maker for like sums that are past due under any document evidencing the Senior Credit Facility, as such rate may change from time to time and irrespective of whether any such sums are actually past due under any such document, and (ii) twelve percent (12%). Payment or acceptance of increased rates of interest provided for in this subparagraph (b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Holder.
(c)    All interest hereunder shall be calculated on the basis of the actual number of days elapsed in the related interest accrual period over a 365-day (or 366-day) year.

(d)    Accrued interest shall be due and payable on the Maturity Date; provided that (i) if the principal balance hereof is paid in whole or in part on any date other than the Maturity Date, interest shall be due and payable on the amount paid on such date, and (ii) interest accrued at the default rate shall be payable on demand.
3.    No Deduction for Taxes. Any and all payments or reimbursements made by Maker hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings with respect to such payments or reimbursements and all interest, penalties or similar liabilities with respect thereto, excluding taxes imposed on the net income of the Holder by the jurisdiction under the laws of which the Holder is organized or any political subdivision thereof and any political organization of which such jurisdiction is a part (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings and liabilities, collectively or individually, “Taxes”). If Maker shall be required to deduct any Taxes from or in respect of any sum payable hereunder, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 3), the Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Maker shall make such deductions, and (iii) Maker shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

4.    Tax Indemnification. Maker shall indemnify the Holder for the full amount of Taxes paid by the Holder relating to payments made by Maker hereunder, and any liability (including penalties, interest and expenses (including reasonable attorneys’ fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted by the relevant governmental authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by the Holder, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Holder makes written demand therefor. If any Taxes for which the Holder has received indemnification from Maker hereunder (such determination to be made in the sole discretion of the Holder) shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Holder, the Holder shall promptly forward to Maker any such refunded amount (after deduction of any Taxes paid or payable by the Holder as a result of such refund), not exceeding the increased amount paid by Maker pursuant to Paragraph 3.

5.    Rank. The indebtedness and obligations evidenced by this Note shall be pari passu with all other senior indebtedness of Maker.

6.    Representations and Warranties. Maker hereby represents and warrants that, as of the date first above written (unless otherwise noted):

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(a)Maker has the appropriate power and has, as of the date first above written, taken all necessary limited liability company action to authorize it to execute and deliver this Note, and, as of the date first above written, perform its obligations under this Note in accordance with the terms hereof and to consummate the transactions contemplated hereby. This Note has, as of the date first above written, been duly executed and delivered by Maker, and is a legal, valid and binding obligation of Maker, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The execution, delivery and performance by Maker of this Note in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not: (i) violate any provision of law applicable to Maker; (ii) violate, result in a breach of, or constitute a default under (A) the certificate of formation or operating agreement of Maker, (B) any indenture, agreement, instrument or other contractual obligation of Maker that is material to the business or operations of Maker, or (C) any order, judgment, injunction, writ or decree of any court or other governmental authority to which Maker or any of its property is subject; (iii) result in or require the creation or imposition of any lien or security interest upon any of the properties or assets of Maker; or (iv) require any approval or consent of any person under any contractual obligation of Maker that is material to the business or operations of Maker, other than any such approval or consent that has been obtained as of the date first above written.

(c)The execution, delivery and performance by Maker of this Note in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, exemption or approval of, or notice to, or filing with, any federal, state or other governmental authority or regulatory body, except for registrations, consents, exemptions, approvals, notices and filings which have been made or obtained as of the date first above written.

7.    Affirmative Covenants. Unless otherwise approved by the Holder in its sole discretion, until all principal and interest due on this Note has been paid in full:

(a)Maker will (i) preserve and maintain its organizational existence and all rights, franchises, licenses, and privileges that are material to the business or operations of Maker and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except, in the case of clause (ii), where the failure to do so could not reasonably be expected to have a material adverse effect on the business or operations of Maker.

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(b)Maker will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it that are material prior to the date on which penalties attach thereto; except that, no such tax, assessment, charge, or levy need be paid which is being contested in good faith by appropriate proceedings that stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, or levy does not become a lien or charge and no foreclosure, distraint, sale, or similar proceedings shall have been commenced.

(c)Maker will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over the business of Maker, except where any such failure to so comply would not be materially adverse to the interests of the Holder in connection with this Note.

(d)Maker will deliver to the Holder written notice within five (5) business days of becoming aware of any condition or event that constitutes an Event of Default hereunder or that notice has been given to Maker or any of its controlled affiliates with respect thereto.

(e)Maker shall upon request of the Holder promptly take such action and promptly make, execute, and deliver all such additional and further items, assurances, and instruments as the Holder may reasonably require, so as to completely ensure to the Holder its rights hereunder.

8.    Negative Covenants. Unless otherwise approved by the Holder in its sole discretion, until all principal and interest due on this Note has been paid in full:

(a)Maker will not sell, lease, transfer or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of its assets, property or business (whether now owned or hereafter acquired) unless Maker remains liable for all of its obligations hereunder and the financial condition and credit ratings of the person leasing or receiving such assets, property or business, after giving effect to the transaction, would be equal to or better than those of Maker immediately prior to such transaction, and such person has executed and delivered to Maker documentation of its assumption of the due and punctual performance and observance of each obligation of Maker under this Note.

(b)Maker will not merge or consolidate with any person unless (i) Maker is the surviving person of such merger or consolidation or (ii) such person’s financial condition and credit ratings, after giving effect to the merger or consolidation, would be equal to or better than those of Maker immediately prior to such merger or consolidation, and such other entity has executed and delivered to the Holder documentation of its assumption of the due and punctual performance and observance of each obligation of Maker under this Note.

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(c)Maker will not use the proceeds of the loan evidenced hereby for any purpose other than for the payment of costs associated with Project.

9.    Events of Default. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if: (i) Maker fails to pay the full amount of unpaid principal of, and accrued interest on, this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise; (ii) Maker fails to pay any other amounts due under this Note (other than an amount referred to in clause (i) of this Paragraph 9) when and as the same shall become due and payable and such non-payment continues for a period of three (3) days after the Holder gives Maker notice of such non-payment; (iii) any representation or warranty made by or on behalf of Maker in or in connection with this Note shall prove to have been incorrect in any material respect when made; (iv) Maker shall fail to observe or perform any covenant, condition or agreement contained in Paragraph 7(d), 8(a) or 8(b); (v) Maker shall fail to observe or perform any covenant, condition or agreement contained in this Note (other than those specified in clause (i), (ii), or (iv) of this Paragraph 9) and such failure shall continue unremedied for a period of thirty (30) days after notice being given to Maker by the Holder; (vi) a receiver, liquidator or trustee of Maker or of any property of Maker shall be appointed by court order or Maker shall be adjudged bankrupt or insolvent; or all or substantially all of the property of Maker shall be sequestered by court order; or a petition to reorganize Maker under any law shall be filed against Maker; (vii) Maker shall file a petition in bankruptcy or requesting reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; (viii) Maker shall make an assignment for the benefit of its creditors generally or fail to pay or admit in writing its inability to pay its debts generally when they become due or consent to the appointment of a receiver, trustee or liquidator of Maker or of all or any part of its property; (ix) (a) any event or condition occurs that results in any Material Indebtedness (as defined below) (other than indebtedness under any document evidencing the Senior Credit Facility) of Maker or PBFX becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (b) any event of default occurs under any document evidencing the Senior Credit Facility; or (xi) PNGPC ceases to be a direct or indirect wholly-owned subsidiary of PBFX or PBFX ceases to be a direct or indirect majority-owned subsidiary of PBF Energy Company LLC, and the Holder gives Maker notice that such event constitutes an Event of Default under this Note.

Upon the occurrence and during the continuance of an Event of Default: (A) the Holder shall have the right, by sending notice in writing to Maker (unless such Event of Default is occurring as a result of any event described in Paragraph 9, clauses (vi), (vii) or (viii) above, in which case no such notice shall be necessary and such acceleration shall be automatic), to declare the entire principal amount outstanding under this Note (plus all accrued but unpaid interest thereon) and any other applicable fees, costs and charges due hereunder, to be, and such principal amount of this Note shall thereupon be and become, immediately due and payable (together with all accrued but unpaid interest thereon) without presentment, demand, protest or notice of any kind (other than the notice described above), each of which is hereby waived by Maker, or any other action of any kind by the Holder; (B) the Holder may, at its option, exercise all of its other rights and remedies under applicable law; and (C) the Holder may, at its option, by notice in writing to Maker, offset against this Note any sum or sums owed by the Holder to Maker. Maker hereby agrees to pay all expenses incurred, all of which shall become a part of

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the principal hereof, if this Note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

The rights and remedies of the Holder under this Note shall be cumulative, and not exclusive. No delay or omission by the Holder in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude other or further exercise of any other right. By accepting payment after the due date of any amount payable under the terms of this Note, the Holder shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default in accordance with this Paragraph 9 for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

10.    Waivers. Maker and any endorsers and guarantors of this Note, and all others who may become liable for all or any part of the obligations evidenced by this Note, severally waive presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of non-payment, and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder in respect of this Note. THE PARTIES WAIVE JURY TRIAL IN ANY ACTION TO ENFORCE OR INTERPRET, OR OTHERWISE ARISING FROM, THIS NOTE.

11.    Interest Limitation. It is the intention of Maker and the Holder to conform strictly to the applicable law permitting and/or establishing the maximum rate of non-usurious interest. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the aggregate of all interest and any other charges or consideration constituting interest under applicable law that is taken, reserved, contracted for, charged or received under this Note shall under no circumstances exceed the maximum non-usurious rate of interest allowed by the law applicable to this loan transaction.

12.    Assignment; Relationship of Parties. This Note shall be binding upon Maker and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors, transferees and assigns; provided that Maker shall not convey, transfer or assign this Note without, in each case, the prior written consent of the Holder. Any purported conveyance, transfer or assignment by Maker of this Note or Maker’s obligations hereunder without such consent shall be null and void; provided, however, that this Note may be assigned, transferred or negotiated by the Holder to any person or entity at any time without notice to or the consent of Maker. The relationship between Maker and the Holder with respect to this Note is and shall be that of debtor and creditor, respectively, and the Holder has no fiduciary obligation toward Maker with respect to this Note or the transactions contemplated hereby.

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13.    No Oral Changes. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or the Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

14.    Severability. If any provision of this Note is invalid or unenforceable, then the other provisions shall remain in full force and effect and shall be liberally construed in favor of the Holder.

15.    Applicable Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK NOTWITHSTANDING ANY PRINCIPLES OF CONFLICTS OF LAW.

16.    Notices. Any notice, request, demand and other communication required or permitted to be given hereunder shall be in writing, and may be served by personal delivery, electronic mail or by depositing same in the mail, addressed to the party to be notified, first class, postage prepaid, and registered or certified with a return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by electronic mail shall be deemed given and received upon receipt only if received during normal business hours and, if received other than during normal business hours, shall be deemed received as of the opening of business on the next business day). For purposes of notice, the addresses of the parties shall be as follows:

If to Maker, to:

Paulsboro Natural Gas Pipeline Company LLC
800 Billingsport Road
Paulsboro, New Jersey 08066
Attention:    Refinery Manager

with a copy to:

PBF Logistics LP
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Matthew Lucey
E-mail:        matthew.lucey@pbfenergy.com

and

PBF Logistics LP
One Sylvan Way, Second Floor

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Parsippany, New Jersey 07054

Attention:	David Roush, Chairman of the Conflicts Committee of the Board of Directors of PBF Logistics GP LLC

If to the Holder, to:

Paulsboro Refining Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Erik Young
E-mail:        erik.young@pbfenergy.com

with a copy to:

Paulsboro Refining Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention:    Trecia Canty
E-mail:        trecia.canty@pbfenergy.com

or to such other address or addresses as the parties may from time to time designate in writing.

17.    Defined Terms. As used in this Note, the following terms shall have the meanings specified below:

“Material Indebtedness” shall mean indebtedness for borrowed money in the aggregate principal amount of $50,000,000 or more.

“Maturity Date” means: the later of (i) October 1, 2017, or (ii) the date upon which the Project is completed; provided, however, if either such date is not a business day, then the Maturity Date shall be the next succeeding business day.

“New PNG Pipeline” shall mean a new 24” pipeline that is to replace a portion of the existing natural gas pipeline owned by PNGPC which originates in Delaware County, Pennsylvania, at an interconnection with Texas Eastern pipeline, runs under the Delaware River, and terminates at the delivery point to the refinery owned by Paulsboro Refining Company, LLC in Gloucester County, New Jersey.

“PBFX” means PBF Logistics LP, a Delaware limited partnership.

“Project” means the construction of the New PNG Pipeline and abandonment of PNGPC’s existing 8” pipeline.

“Senior Credit Agreement” means that certain Revolving Credit Agreement, dated as of May 14, 2014, among PBFX, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an L/C Issuer, Citigroup Global Markets Inc., as Syndication Agent, Deutsche Bank Securities Inc., as Documentation Agent, and the other lenders party thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

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“Senior Credit Facility” shall mean the revolving credit facility and other financial accommodations evidenced by the Senior Credit Agreement, together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

18.    Notice of Final Agreement. THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker has executed this Note effective the day, month and year first aforesaid.
MAKER:

Paulsboro Natural Gas Pipeline Company LLC

By:    ____________________________________
Name:
Title: